Exhibit 99.4

Execution Copy

NET LEASE FUNDING 2005, LP

as Issuer

and

CNL FINANCIAL SERVICES, LP

as Property Manager and Special Servicer

and

WELLS FARGO BANK, N.A.

as Indenture Trustee

AMENDED AND RESTATED

PROPERTY MANAGEMENT AND LEASE SERVICING AGREEMENT

Dated as of March 4, 2005

Triple Net Lease Mortgage Notes, Series 2005

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1

Section 1.01.	Defined Terms.	1
Section 1.02.	Other Definitional Provisions.	22
Section 1.03.	Certain Calculations in Respect of the Leases.	22
Section 1.04.	Fee Calculations.	23

ARTICLE II REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION; FINANCIAL COVENANTS		23

Section 2.01.	Representations and Warranties of CFS.	23
Section 2.02.	Representations and Warranties of the Issuer.	25
Section 2.03.	Recordings and Filings; Books and Records; Document Defects.	26
Section 2.04.	Repurchase or Transfer and Exchange of Mortgaged Properties for Document Defects and Breaches of Representations and Warranties.	28
Section 2.05.	Financial Covenants of CFS.	30

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES		33

Section 3.01.	Administration of the Mortgaged Properties and Leases.	33
Section 3.02.	Collection of Lease Payments; Lockbox Accounts.	34
Section 3.03.	Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; Emergency Property Expenses.	35
Section 3.04.	Collection Account; Property Proceeds Retention Account; Lease Security Deposit Account.	37
Section 3.05.	Withdrawals From the Collection Account, the Property Proceeds Retention Account and the Lease Security Deposit Account.	40
Section 3.06.	Investment of Funds in the Collection Account, the Property Proceeds Retention Account and the Lease Security Deposit Account.	41
Section 3.07.	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.	42
Section 3.08.	Enforcement of Alienation Clauses; Consent to Assignment.	44
Section 3.09.	Realization Upon Defaulted Leases.	44
Section 3.10.	Issuer and Indenture Trustee to Cooperate; Release of Lease Files.	45
Section 3.11.	Servicing Compensation; Interest on Property Protection Advances.	46
Section 3.12.	Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.	48
Section 3.13.	Quarterly Statement as to Compliance.	49
Section 3.14.	Reports by Independent Public Accountants.	49
Section 3.15.	Access to Certain Information; Delivery of Certain Information.	49

EXHIBITS

EXHIBIT A	MORTGAGED PROPERTY SCHEDULE

EXHIBIT B	FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

EXHIBIT C	FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

EXHIBIT D	FORM OF LIMITED POWERS OF ATTORNEY FROM ISSUER OR INDENTURE TRUSTEE

EXHIBIT E	CALCULATION OF FIXED CHARGE COVERAGE RATIOS

This AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASE SERVICING AGREEMENT, dated as of March 4, 2005 (this “Agreement”), is made among Net Lease Funding 2005, LP, as issuer (the “Issuer”), CNL Financial Services, LP (“CFS”), as property manager and special servicer (together with its successors in such capacities, the “Property Manager” and “Special Servicer,” respectively), and Wells Fargo Bank, N.A., as indenture trustee (together with its successors in such capacity, the “Indenture Trustee”).

PRELIMINARY STATEMENT

As of the Closing Date the Issuer owns the Mortgaged Properties and the Leases described on Exhibit A. The Issuer and CFS are parties to that certain Property Management and Lease Servicing Agreement dated as of February 25, 2005 (the “Original Agreement”), pursuant to which CFS has agreed to provide property management services with respect to the Mortgaged Properties and to service the Leases in accordance with the Original Agreement. Upon the issuance of the Notes under the Indenture, the Issuer will pledge its right, title and interest in and to such Mortgaged Properties and Leases to the Indenture Trustee as security for the indebtedness evidenced by the Indenture and the Notes issued under the Indenture and for payment of amounts owed to the Insurer under the Insurance Agreement and the Indenture. In connection with the Issuance of the Notes, the parties hereto have agreed, on the terms and conditions set forth herein, to amend and restate the Original Agreement in its entirety as set forth herein.

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms.

Whenever used in this Agreement, including in the Preliminary Statement, the words and phrases set forth below, unless the context otherwise requires, shall have the meanings specified in this Section 1.01. Capitalized terms used in this Agreement, including the Preliminary Statement, and not defined herein, unless the context otherwise requires, shall have the respective meanings specified in Section 1.01 of the Indenture (as defined below) or, to the extent not defined therein, of the Limited Partnership Agreement (as defined in the Indenture).

“Account Control Agreement”: An agreement with respect to a deposit account or a securities account, in form and substance satisfactory to the Insurer and the Indenture Trustee, pursuant to which the institution at which such account is maintained agrees to follow the instructions or entitlement orders, as the case may be, of the Indenture Trustee with respect thereto.

“Additional Servicing Compensation”: Property Manager Additional Servicing Compensation and Special Servicer Additional Servicing Compensation.

“Advance Interest”: Interest accrued on any Property Protection Advance at the Reimbursement Rate and payable to the Property Manager or the Indenture Trustee, as the case may be, each in accordance with Section 3.11(e).

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Amended and Restated Property Management and Lease Servicing Agreement and all amendments hereof and supplements hereto.

“Aggregate Cut-off Date Appraised Value”: The aggregate Appraised Value of all Mortgaged Properties in the Lease Pool as of the Cut-off Date.

“Aggregate Note Principal Balance”: Initially, $275,000,000, as such amount is reduced by payments of principal actually made on the Notes.

“Allocated Loan Amount”: With respect to (A) any Mortgaged Property at any time, the product of (i) the Appraised Value of such Mortgaged Property, multiplied by (ii) a fraction, the numerator of which is the Aggregate Note Principal Balance at such time and the denominator of which is the aggregate Appraised Value of all Mortgaged Properties, and (B) any Lease at any time, the product of (i) the portion of the Appraised Value of the related Mortgaged Property allocated to such Lease at such time as set forth in the appraisal of such Mortgaged Property, multiplied by (ii) a fraction, the numerator of which is the Aggregate Note Principal Balance at such time and the denominator of which is the aggregate Appraised Value of all Mortgaged Properties.

“Appraised Value”: With respect to any Mortgaged Property, an appraised value determined pursuant to an independent MAI appraisal in accordance with the Uniform Standards of Professional Appraisal Practice and which takes into account the leased fee value of the related buildings and land of such Mortgaged Property, consistent with industry standards, and excludes the value of equipment and other tangible personal property and business enterprise value, and (i) in the case of Mortgaged Property owned by the Issuer on the Closing Date, was obtained within 4 months prior to the Cut-off Date, (ii) in the case of Mortgaged Property acquired by the Issuer after the Closing Date, which is a full narrative MAI appraisal obtained within 12 months prior to the date of such acquisition, and (iii) in the case of any Mortgaged Property, the Lease with respect to which first becomes a Specially Managed Lease after the date of a Property Protection Event, which is the appraised value set forth in the most recent limited scope or full narrative MAI appraisal obtained by the Property Manager with respect to such Mortgaged Property as required under Section 3.16.

“Available Amount”: The Available Amount on any Payment Date includes the aggregate of all amounts received during the immediately preceding Collection Period and on deposit in the Collection Account on the immediately preceding Remittance Date, including amounts earned on the investment of funds on deposit in the Collection Account and the Property Proceeds Retention Account during the immediately preceding Collection Period, amounts received on account of payments under the Guaranties, amounts received on account of payments under the Performance Undertaking, the Environmental Indemnity Agreement and all Unscheduled Proceeds, but excluding, however, amounts received on account of Excess Cash Flow or Additional Servicing Compensation and amounts withdrawn from the Collection Account to pay Emergency Property Expenses.

“Bankruptcy Code”: The federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Breach”: As defined in Section 2.04(a).

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Minneapolis, Minnesota, Columbia, Maryland, Orlando, Florida, or any other city in which is located the principal office of the Issuer, the Primary Servicing Office of the Property Manager or the Special Servicer or the Indenture Trustee’s Office.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CFS”: CNL Financial Services, LP, a Delaware limited partnership.

“Change of Control”: CFS shall cease to be a wholly-owned direct or indirect subsidiary of the Parent.

“Closing Date”: March 4, 2005.

“CNL”: CNL APF Partners, LP, a Delaware limited partnership.

“Co-branded Unit”: A Mortgaged Property operated as a combined restaurant and gasoline station.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral Advisor”: Any Person appointed by the Insurer pursuant to Section 5.06 to supervise the Special Servicer.

“Collateral Advisory Agreement”: The written contract between the Insurer and any Collateral Advisor, relating to oversight of the Special Servicer’s activities by the Collateral Advisor and entered into pursuant to Section 5.06.

“Collateral Advisor Fees”: The fees payable to any Collateral Advisor as specified in the related Collateral Advisory Agreement.

“Collection Account”: The segregated account or accounts created and maintained by the Property Manager in the name of the Issuer pursuant to Section 3.04(a) and pledged to the Indenture Trustee, which shall be entitled “Net Lease Funding 2005, LP, Blocked Collection Account.”

“Collection Period”: With respect to any Payment Date, the period commencing immediately after the Determination Date in the month preceding the month in which such Payment Date occurs (or, in the case of the initial Payment Date, commencing on the Cut-off Date) and ending with the Determination Date related to such Payment Date.

“Concept”: A chain of restaurants or combined convenience stores and gas stations, in each case having substantially the same characteristics.

“Condemnation Proceeds”: All proceeds received in connection with the condemnation of any Mortgaged Property other than proceeds applied to the restoration of such Mortgaged Property or released to the related Tenant in accordance with the Servicing Standard.

“Control Person”: With respect to any Person, anyone that constitutes a “controlling person” of such Person within the meaning of the Securities Act of 1933, as amended.

“Corrected Lease”: Any Lease that had been a Specially Managed Lease but with respect to which (a) as of the date of determination, no circumstance identified in clauses (a) through (e) of the definition of the term “Specially Managed Lease” then exists and (b) one or more of the following as are applicable occur:

(i)	if a circumstance described in clause (a) of the definition of the term “Specially Managed Lease” previously existed with respect to such Mortgaged Property, the related Tenant has made three consecutive full and timely Monthly Lease Payments under the terms of the related Lease (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer) or such Lease has been terminated and the related Mortgaged Property has been re-leased;

(ii)	if a circumstance described in clauses (b), (c) or (e) of the definition of the term “Specially Managed Lease” previously existed with respect to such Mortgaged Property, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer; and

(iii)	if a default described in clause (d) of the definition of the term “Specially Managed Lease” previously existed with respect to such Mortgaged Property, such default is cured.

“CRC”: CNL Restaurant Capital, LP, a Delaware limited partnership.

“Cure Party”: (i) With respect to any Mortgaged Property acquired by the Issuer pursuant to the Sale and Contribution Agreement, including any Qualified Substitute Mortgaged

Property acquired in exchange for a Repurchased Mortgaged Property, the applicable Originator, (ii) with respect to any Qualified Substitute Mortgaged Property acquired from a Person other than from an Originator in exchange for a Repurchased Mortgaged Property, or any Qualified Additional Mortgaged Property acquired by the Issuer, the Property Manager, (iii) with respect to any Mortgaged Property for which any representation set forth in Section 2.01(d) shall have proven to be untrue on the Closing Date which materially and adversely affects the value of, or interests of the Issuer in, such Mortgaged Property, the Property Manager, and (iv) with respect to the obligations of an Originator or the Property Manager in the case of each of the foregoing clauses (i), (ii) and (iii), CNL in its capacity as Support Provider under the Performance Undertaking.

“Cut-off Date”: March 1, 2005.

“Default Interest”: With respect to any Lease, any amounts collected thereon (other than late payment charges or amounts representing Tenant Purchase Price paid by the related the Tenant) that represent penalty interest accrued at the rate specified in the related lease agreement.

“Defaulted Lease”: A Lease (a) that the Issuer or Property Manager has declared to be in default, (b) the Tenant with respect to which is in a bankruptcy proceeding, or (c) with respect to which a Monthly Lease Payment is overdue for more than 90 consecutive days (without taking into account (i) any extension of the Due Date for any such Monthly Lease Payment or (ii) the required giving of notices under such Lease).

“Defaulting Party”: As defined in Section 6.01(b).

“Delinquent Lease”: A Lease (a) as to which a Monthly Lease Payment was not received within 30 days of the date on which such payment was due without giving effect to any applicable grace period and (b) that is not a Defaulted Lease.

“Determination Date”: With respect to any Payment Date, the 20th day of the month in which such Payment Date occurs, or if such 20th day is not a Business Day, the Business Day immediately succeeding such 20th day.

“Determination Date Report”: As defined in Section 4.01(a).

“Document Defect”: As defined in Section 2.03(c).

“Due Date”: With respect to any Lease, the day of each calendar month on which the Monthly Lease Payment with respect thereto is due.

“Emergency Property Expenses”: As defined in Section 3.03(d).

“Environmental Indemnity Agreement”: As defined in the Indenture.

“Escrow Payment”: Any payment received by the Property Manager or the Special Servicer for the account of any Tenant or otherwise deposited in the Collection Account for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

“Fair Market Value”: With respect to any Mortgaged Property, at any time, a price determined by the Property Manager in accordance with the Servicing Standard to be the most probable price which such Mortgaged Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. In making any such determination, the Property Manager shall assume the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their best interests, (iii) a reasonable time is allowed for exposure in the open market, (iv) payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for such Mortgaged Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale

“FDIC”: Federal Deposit Insurance Corporation or any successor.

“Fixed Charge Coverage Ratio” or “FCCR”: The fixed charge coverage ratio for a Tenant determined in accordance with the provisions of Exhibit E attached hereto.

“FNMA”: Federal National Mortgage Association or any successor.

“Franchise Agreement”: With respect to any franchised Mortgaged Property, the license, franchise agreement or similar instrument between the related Tenant and the owner of the related Concept governing the operation of such Mortgaged Property as part of such Concept.

“GAAP”: Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

“Ground Lease”: With respect to any Mortgaged Property, the lease agreement, if any, between the fee owner or any intermediate lessor thereof and the Issuer with respect to the land comprising such Mortgaged Property.

“Ground Lessor”: The fee owner (or intermediate lessor) of the land with respect to any Mortgaged Property which is subject to a Ground Lease.

“Guaranty”: With respect to any Lease, the guaranty, if any, related to such Lease executed by an individual or an Affiliate or parent of the Tenant in favor of the lessor.

“Indenture”: The Indenture, dated as of March 4, 2005, among the Issuer, MBIA Insurance Corporation, as Insurer, and the Indenture Trustee relating to the issuance of the Notes.

“Indenture Trustee”: Wells Fargo Bank, N.A., a national banking association, in its capacity as indenture trustee under the Indenture, or its successor in interest or any successor indenture trustee appointed as provided in the Indenture.

“Indenture Trustee Fee”: A monthly fee payable from the Collection Account pursuant to Section 2.11(c) of the Indenture on each Payment Date and accruing on the Principal Balance of the Notes at the Indenture Trustee Fee Rate as provided in Section 1.04.

“Indenture Trustee Fee Rate”: With respect to each Lease, a fixed percentage rate equal to 0.013% per annum.

“Independent”: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Issuer, the Issuer GP, the Indenture Trustee, the Property Manager, the Special Servicer and any and all of their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Issuer, the Issuer GP, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates, and (iii) is not connected with the Issuer, the Issuer GP, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Issuer, the Issuer GP, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Issuer, the Issuer GP, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates, as the case may be.

“Initial Purchasers”: Banc of America Securities LLC and Credit Suisse First Boston, LLC.

“Insurance Proceeds”: Proceeds received under any Property Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Tenant in accordance with the Servicing Standard.

“Insurer Purchased Mortgaged Property”: As defined in Section 7.05.

“Interested Person”: The Issuer, the Issuer GP, the Property Manager, the Special Servicer, the Parent, the Insurer, any holder of Notes or Limited Partnership Interests or an Affiliate of any such Person.

“Issuer”: Net Lease Funding 2005, LP, a Delaware limited partnership, or its successor in interest.

“Issuer GP”: Net Lease Funding 2005, LLC, a Delaware limited liability company, or its successor in interest.

“Lease”: Each lease listed on the Mortgaged Property Schedule from time to time. As used herein, the term “Lease” includes the related lease agreement and other documents contained in the related Lease File.

“Lease File”: With respect to each Mortgaged Property and the related Lease, the following documentation:

(i)	the executed original or certified copy of the Lease;

(ii)	the executed original or certified copy of any Guaranty of the Lease and any amendment, modification, waiver agreement or instrument related thereto;

(iii)	copies of the UCC Financing Statements, amendments and continuation statements, if any;

(iv)	the executed original recorded Mortgage in favor of the Indenture Trustee with respect to the related Mortgaged Property, or, if such original Mortgage has not been returned from the applicable public recording office, a copy of such Mortgage, certified by the Property Manager to be a true and complete copy of the original submitted for recording;

(v)	either (x) an executed original lender’s title insurance policy relating to the Mortgage for such Mortgaged Property, together with all riders thereto showing the Indenture Trustee and its successors and assigns, as the named insured, or (y) in the event of an original title binder, an original preliminary title report, or an original title commitment, or a copy thereof certified by the title company;

(vi)	a Tenant estoppel certificate, in which the Tenant acknowledges that the Lease is in full force and effect, that the lessor is not in default under the terms of the Lease, and that no circumstances currently exist that would give the Tenant the right to abate or offset its rent, and which estoppel is dated no more than four months prior to the Closing Date (or four months prior to the date of acquisition of such Mortgaged Property by the Issuer, if acquired by the Issuer after the Closing Date);

(vii)	the executed original or certified copy of the related Ground Lease, if any, and any amendment, modification, waiver agreement or instrument related thereto, together with the applicable Ground Lessor estoppel;

(viii)	a CD ROM containing the appraisal information for such Mortgaged Property;

(ix)	environmental reports, if applicable;

(x)	a copy of the environmental insurance policy, if applicable;

(xi)	with respect to any Ground Lease, the executed original or certified copy of an assignment of Ground Lease, if any, and a non-disturbance agreement from the Ground Lessor and the fee mortgagee, if any;

(xii)	with respect to any Lease to a franchisee, a copy of the related Franchise Agreement, to the extent in the possession of the Issuer; and

(xiii)	a checklist of the foregoing documents,

provided, that (x) no assignment of any of the foregoing documents in favor of the Indenture Trustee shall be considered to be effective until the Closing Date, notwithstanding any earlier date on any such assignment, (y) whenever the term “Lease File” is used to refer to documents actually received by the Indenture Trustee or by a custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received and (z) whenever the term “Lease File” is used in connection with any receipt or certification by the Indenture Trustee for documents described in clauses (ii), (iii), (vii), (x) and (xi) of this definition, such term shall be deemed to include such documents only to the extent that a Responsible Officer of the Indenture Trustee has actual knowledge of their existence.

“Lease Final Payment Date”: With respect to any Lease, the date specified in such Lease (as in effect on the Closing Date or, if later, the date such Lease was first included in the Collateral) on which the last scheduled Monthly Lease Payment is due and payable under the terms of such Lease (as in effect on the Closing Date or, if later, the date such Lease was first included in the Collateral), without regard to any options to renew or extend such Lease or change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Tenant or a modification, waiver, extension or amendment of such Lease granted or agreed to by the Special Servicer pursuant to Section 3.19.

“Lease Pool”: Collectively, all of the Leases and any successor Leases relating to the Mortgaged Properties included in the Collateral.

“Lease Security Deposit Account”: The segregated account established and maintained by the Property Manager in the name of the Issuer pursuant to Section 3.04(c) and pledged to the Indenture Trustee, which shall be entitled “Net Lease Funding 2005, LP, Lease Security Deposit Account”.

“Lease Transfer Mortgaged Property”: As defined in Section 7.03.

“Limited Partnership Interests”: The limited partner interests issued pursuant to the Limited Partnership Agreement.

“Liquidation Proceeds”: All Insurance Proceeds, all Condemnation Proceeds and all cash proceeds and all other amounts received by the Issuer, the Property Manger or the Special Servicer and retained in connection with the liquidation of any Mortgaged Property relating to a Defaulted Lease; all cash proceeds from the purchase or substitution of any Removed Mortgaged Property as described herein other than to the extent deposited into the Property Proceeds Retention Account; and all cash proceeds from the purchase or substitution of any Removed Mortgaged Property transferred from the Property Proceeds Retention Account pursuant to Section 3.04(b).

“Lockbox Account”: The account or accounts created and maintained pursuant to Section 3.02(b).

“Lockbox Account Bank”: As defined in Section 3.02(b).

“MAI”: A designation signifying that the designee is a Member of the Appraisal Institute.

“Majority Holder”: With respect to the Limited Partnership Interests, as of any date of determination, any single holder of more than 50% of the Limited Partnership Interests.

“Maximum Property Concentration”: (i) With respect to the Property Concentration for any Concept, (x) in the case of each of the 5 largest concentrations of Concepts as of the Cut-off Date, a percentage equal to the Property Concentration of such Concept as of the Cut-off Date, and (y) in the case of each other Concept, a percentage equal to five percentage points plus the Property Concentration of such Concept as of the Cut-off Date; (ii) with respect to the Property Concentration for any Tenant (including affiliates thereof), (x) in the case of each of the 5 largest concentrations of Tenants (including affiliates thereof) as of the Cut-off Date, a percentage equal to the Property Concentration of such Tenant (and its affiliates) as of the Cut-off Date, and (y) in the case of each other Tenant (and its affiliates), a percentage equal to five percentage points plus the Property Concentration of such Tenant (and its affiliates) as of the Cut-off Date; provided, however, that if the Property Concentration for any Tenant exceeds 10% as of the Cut-off Date, the Maximum Property Concentration for such Tenant shall equal 10% (unless the Issuer is contractually obligated to allow such Tenant to apply the terms of its Lease to the proposed substitute property, in which case the Issuer will provide prompt written notice to the Rating Agencies), (iii) with respect to the Property Concentration for any state, (x) in the case of the State of Texas, a percentage equal to the Property Concentration of the State of Texas as of the Cut-off Date, and (y) in the case of each other state, a percentage equal to eight percentage points plus the Property Concentration of such state as of the Cut-off Date; and (iv) with respect to the Property Concentration for Ground Leases, a percentage equal to the Property Concentration of Ground Leases as of the Cut-off Date; provided, however, that any Concept, Tenant or state that is not represented in the Mortgaged Properties comprising the Collateral as of the Cut-off Date shall have a Maximum Property Concentration of 5% with respect to each such Concept or Tenant and 8% with respect to each such state.

“Modified Lease Detail and Realized Loss Report”: As defined in Section 4.01(c).

“Monthly Lease Payment”: With respect to any Lease as of any Due Date, the fixed or “base” rent monthly lease payment that is actually payable by the related Tenant from time to time under the terms of such Lease (excluding any Percentage Rent), after giving effect to any provision of such Lease providing for periodic increases in such fixed or base rent by fixed percentages or dollar amounts or by percentages based on increases in the Consumer Price Index.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage”: With respect to any Mortgaged Property, a mortgage (or deed of trust or deed to secure debt), assignment of leases and rents, security agreement and fixture filing or similar document executed by the Issuer pursuant to which the Issuer grants a lien on its interest in such Mortgaged Property in favor of the Indenture Trustee.

“Mortgaged Property Schedule”: The list of Mortgaged Properties and Leases transferred to the Issuer as part of the Lease Pool and attached hereto as Exhibit A (as such list may be amended from time to time by the Property Manager or the Special Servicer pursuant to Section 2.04(a), Section 3.09 and Section 7.01). Such list shall set forth the following information with respect to each Mortgaged Property:

(i)	the street address (including city, state and zip code) of the Mortgaged Property;

(ii)	the related lease number and Tenant;

(iii)	the Appraised Value; and

(iv)	the Lease Final Payment Date.

“Net Default Interest”: With respect to any Lease, any Default Interest collected thereon, net of any Advance Interest accrued on Property Protection Advances made in respect of such Lease and reimbursable from such Default Interest in accordance with Section 2.11 of the Indenture.

“Net Investment Earnings”: The amount by which the aggregate of all interest and other income realized during such Collection Period on funds held in the Collection Account and the Property Proceeds Retention Account, if any, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

“Nonrecoverable Property Protection Advance”: Any Property Protection Advance previously made or to be made in respect of a Lease that, as determined by the Property Manager in accordance with the Servicing Standard (or, if applicable, the Indenture Trustee, in its sole determination), will not be ultimately recoverable from late payments, Unscheduled Proceeds, or any other recovery on or in respect of such Lease or the related Mortgaged Property (including any Monthly Lease Payments in respect of any Lease added to the Collateral upon any re-leasing of the related Mortgaged Property).

“Notes”: The Net Lease Funding 2005, LP, Triple Net Lease Mortgage Notes, Series 2005, to be issued in two classes pursuant to the Indenture and secured by the Collateral.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Property Manager or the Special Servicer or a Responsible Officer of the Indenture Trustee or the Issuer GP on behalf of Issuer, as the case may be, and with respect to any other Person, a certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person.

“Opinion of Counsel”: A written opinion of counsel (which shall be rendered by counsel that is Independent of the Issuer, the Issuer GP, the Indenture Trustee, the Property Manager and the Special Servicer) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“Originators”: Collectively, each of the Persons which has transferred one or more Mortgaged Properties to the Issuer pursuant to the Sale and Contribution Agreement.

“OTS”: The Office of Thrift Supervision or any successor thereto.

“Parent”: Trustreet Properties, Inc., a Maryland corporation.

“Payment Account”: The segregated trust account established by the Indenture Trustee under the Indenture and designated as the “Payment Account” thereunder.

“Payment Date”: As defined in the Indenture.

“Payoff Amount”. With respect to any Mortgaged Property, the Allocated Loan Amount of the Mortgaged Property, plus any due and unpaid Monthly Lease Payments, plus any unreimbursed Property Protection Advances (plus interest thereon), Emergency Property Expenses and Extraordinary Expenses, in each case related to such Mortgaged Property or the related Lease.

“Percentage Rent”: With respect to any Lease, any rent required to be paid by the related Tenant that is calculated as a percentage of the total sales at the related Mortgaged Property in excess of the Monthly Lease Payments for the prior calendar year.

“Performance Undertaking”: As defined in the Indenture.

“Permitted Investments”: Any one or more of the following obligations or securities:

(i)	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(ii)	obligations of agencies or instrumentalities of the United States of America that are not backed by the full faith and credit of the United States of America, provided that such obligations have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iii)	uncertificated certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements having maturities of not more than 365 days, of any bank or trust company organized under the laws of the United States of America or any state thereof, provided that such items are rated in the highest short-term debt rating category of each Rating Agency (or, if not rated by either Rating Agency, have a comparable rating from another nationally recognized statistical rating organization) or, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to the Insurance Policy (as evidenced in writing by each Rating Agency), do not have an “r” highlight affixed to its rating and have a predetermined fixed amount of principal due at maturity (that cannot vary or change);

(iv)	commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States of America or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is denominated in United States dollars and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) that is rated in the highest short-term debt rating category of each Rating Agency or, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to the Insurance Policy (as evidenced in writing by each Rating Agency), does not have an “r” highlight affixed to its rating, has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread, or any demand notes that constitute vehicles for commercial paper rated in the highest unsecured commercial or finance company paper rating category of each Rating Agency;

(v)	units of money market funds that have as one of their investment objectives the maintenance a constant net asset value and that are rated in the highest applicable rating category of each Rating Agency or such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to the Insurance Policy (as evidenced in writing by each Rating Agency);

(vi)	repurchase agreements collateralized by United States Treasury securities or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to SIPC jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term category; and

(vii)	any other obligation or security acceptable to each Rating Agency, which will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to the Insurance Policy (as evidenced in writing by each Rating Agency);

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change).

“Person”: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision of any government.

“Primary Servicing Office”: The office of the Property Manager or the Special Servicer, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder.

“Prime Rate”: The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If The Wall Street Journal ceases to publish the “prime rate,” then the Indenture Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Indenture Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Indenture Trustee in its sole discretion and the Indenture Trustee shall notify the Property Manager and the Special Servicer in writing of its selection.

“Property Concentrations”: Shall consist of concentrations, stated as a percentage, of (i) Concepts, (ii) Tenants (including affiliates of any Tenant), (iii) states and (iv) Ground Leases, and are calculated by dividing the aggregate of the Allocated Loan Amounts of (a) all Leases of any single Concept, (b) all Leases of any single Tenant (including affiliates of such Tenant), (c) all Mortgaged Properties within any single state or (d) all Mortgaged Properties which are subject to Ground Leases, respectively, by the outstanding Aggregate Note Principal Balance.

“Property Insurance Policy”: With respect to any Mortgaged Property, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgaged Property (including, without limitation, any blanket insurance policy maintained by or on behalf of the Issuer).

“Property Management Fee”: With respect to each Lease, the fee payable to the Property Manager pursuant to Section 3.11(a).

“Property Management Fee Rate”: With respect to each Mortgaged Property and the related Lease, a fixed percentage rate equal to 0.30% per annum.

“Property Manager”: CFS, in its capacity as property manager under this Agreement, or any successor property manager appointed as herein provided.

“Property Manager Additional Servicing Compensation”: The additional servicing compensation payable to the Property Manager pursuant to Section 3.11(b).

“Property Proceeds Retention Account”: The segregated account established and maintained by the Property Manager in the name of the Issuer pursuant to Section 3.04(b) and pledged to the Indenture Trustee, which shall be entitled “Net Lease Funding 2005, LP, Property Proceeds Retention Account”.

“Property Protection Advances”: All costs and expenses incurred by the Property Manager (or, if applicable, the Indenture Trustee), in accordance with the Servicing Standard, for the purpose of paying real estate taxes, premiums on Property Insurance Policies (not already paid as Issuer Expenses) and other amounts necessary to preserve the security interest and lien of the Indenture Trustee in, and value of, each Mortgaged Property (including any costs and expenses necessary to re-lease such Mortgaged Property), but only to the extent deemed recoverable by the Property Manager, in accordance with the Servicing Standard (or, if applicable, the Indenture Trustee, in its sole determination), from proceeds of such Mortgaged Property, including, but not limited to, the cost of (a) compliance with the obligations of the Property Manager or the Special Servicer set forth in Sections 2.04(c), 3.03(c) and 3.17, (b) the preservation, insurance, restoration, protection and management of such Mortgaged Property, including the cost of any “force placed” insurance policy purchased by the Property Manager to the extent such cost is allocable to a Mortgaged Property that the Property Manager is required to cause to be insured pursuant to Section 3.07(a), (c) re-leasing such Mortgaged Property or otherwise obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgaged Property and (d) any enforcement of judicial proceedings with respect to any Lease. Notwithstanding anything to the contrary, “Property Protection Advances” shall not include allocable overhead of the Property Manager or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

“Property Protection Event”: The earliest to occur of (i) the appointment of any person as Property Manager under this Agreement other than the Parent or any Affiliate of the Parent acceptable to the Rating Agencies, or (ii) the making of any Property Protection Advance with respect to any Mortgaged Property by the Property Manager or the Indenture Trustee (other than as required in connection with the sale or re-leasing of such Mortgaged Property) in an amount which, when added to the amount of all Property Protection Advances previously made with respect to such Mortgaged Property, exceeds the difference between (a) the Fair Market Value of such Mortgaged Property at the time of such proposed Property Protection Advance and (b) 30% of the Appraised Value of such Mortgaged Property.

“Purchase Premium”: The amount, if any, paid by any purchaser for any Repurchased Mortgaged Property, Tenant Option Mortgaged Property, Third Party Option

Mortgaged Property, Released Delinquent/Defaulted Mortgaged Property, Released Underperforming Mortgaged Property or Released Other Mortgaged Property in excess of 125% of the Allocated Loan Amount of such Mortgaged Property

“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related Property Insurance Policy in the relevant jurisdiction.

“Qualified Additional Mortgaged Property“: A commercial real estate property operated as a restaurant which is contributed to the Issuer with the consent of the Insurer and the Property Manager and which, as of the date of such contribution, (i) complies with all of the representations and warranties made with respect to the Mortgaged Properties under the Sale and Contribution Agreement (with each date therein referring to the date of contribution), except to the extent the Insurer, in its sole discretion, otherwise consents and 20 days’ prior written notice is given to the Rating Agencies, (ii) is leased to a Tenant whose FCCR is greater than or equal to 1.1 to 1, or, alternatively, if such restaurant property was owned by any Originator or any Affiliate thereof prior to the Cut-off Date and the related Tenant is not required to provide financial statements to the Issuer, the Rent-to-Sales Ratio of such restaurant property is less than or equal to 10% in the case of any quick-service restaurant or 14% for any casual dining restaurant, (iii) is leased to a Tenant with three or more years of experience in the restaurant industry, (iv) is not a gasoline station, a convenience and gasoline store, a restaurant and gasoline station, or a car wash; and (v) if the Tenant thereof or any third party has an option to purchase such property, the contractual amount of such option price is no less than what the Allocated Loan Amount of such property would be after giving effect to the contribution of such property.

“Qualified Substitute Mortgaged Property”: A commercial real estate property operated as a restaurant acquired by the Issuer with the consent of the Property Manager in substitution for a Removed Mortgaged Property which restaurant property, as of the date of the acquisition thereof, (i) has a Fair Market Value that, when combined with the Fair Market Value of all other Qualified Substitute Mortgaged Properties to be acquired by the Issuer in exchange for such Removed Mortgaged Property and all cash payments in addition thereto, is equal to or greater than the Fair Market Value of such Removed Mortgaged Property, (ii) has an Appraised Value that, when combined with the Appraised Value of all other Qualified Substitute Mortgaged Properties to be acquired by the Issuer in exchange for such Removed Mortgaged Property and all cash payments in addition thereto, is equal to or greater than the Appraised Value of such Removed Mortgaged Property, (iii) complies with all of the representations and warranties originally made with respect to such Removed Mortgaged Property under the Sale and Contribution Agreement (with each date therein referring to the date of substitution), except to the extent the Insurer, in its sole discretion, otherwise consents and 20 days’ prior written notice is given to the Rating Agencies, (iv) is leased to a Tenant who leased such Removed Mortgaged Property (or part thereof, in the case of any Co-branded Unit), or to a different Tenant whose FCCR is greater than or equal to the greater of (A) 1.1 to 1 and (B) the FCCR of the Tenant who leased such Removed Mortgaged Property, or, alternatively, if such restaurant property was owned by any Originator or any affiliate thereof prior to the Cut-off Date and the related new Tenant is not required to provide financial statements to the Issuer, the Rent-to-Sales Ratio of such restaurant property is less than or equal to 95% of the Rent-to-Sales Ratio of the

Lease or Leases related to such Removed Mortgaged Property, (v) is leased to a Tenant who leased such Removed Mortgaged Property (or part thereof in the case of any Co-branded Unit) or to a different Tenant with three or more years of experience in the restaurant industry, (vi) has, together with all other Qualified Substitute Mortgaged Properties to be acquired by the Issuer in exchange for such Removed Mortgaged Property, the same or greater aggregate Monthly Lease Payment as the Removed Mortgaged Property, (vii) is not a gasoline station, a convenience and gasoline store, a restaurant and gasoline station, or a car wash, (viii) is leased pursuant to a Lease whose term equals or exceeds the remaining term of the Lease of the Removed Mortgaged Property, and (ix) if the tenant thereof or any third party has an option to purchase such property, the contractual amount of such option price is no less than what the Allocated Loan Amount of such property would be after giving effect to the substitution of such property; provided, however, that without the consent of the Insurer and 20 days’ prior written notice to the Rating Agencies, no restaurant property will constitute a Qualified Substitute Mortgaged Property unless, after giving effect to the transfer of such restaurant property to the Issuer in exchange for the Removed Mortgaged Property, either (x) no Property Concentration will exceed the applicable Maximum Property Concentration, or (y) if any Property Concentration on the date of such substitution exceeds the related Maximum Property Concentration, such Property Concentration will be reduced or remain unchanged after giving effect to such substitution.

“Rating Agency”: Moody’s and S&P or their respective successors in interest. If none of such rating agencies or any related successor remains in existence, “Rating Agency” shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the other parties to this Agreement, and specific ratings of S&P or Moody’s, as applicable, referenced herein shall be deemed to refer to the equivalent ratings of the party so designated. References herein to “applicable rating category” (other than any such references to “highest applicable rating category”) shall, in the case of Moody’s, be deemed to refer to such applicable rating category of Moody’s without regard to any plus or minus or other comparable rating qualification.

“Realized Loss”: With respect to any Liquidated Lease or Lease that is modified pursuant to Section 3.19, (a) if the related Mortgaged Property is re-leased (or the related Lease is modified), the excess (if any) of the Payoff Amount for such Lease over the discounted net present value (calculated using the imputed lease rate as determined by the Property Manager) of the remaining Monthly Lease Payments on the new (or modified) Lease, to the extent such payments are due prior to the 20th anniversary of the Cut-off Date and (b) if the related Mortgaged Property is sold, the excess (if any) of the Payoff Amount for such Lease over the Liquidation Proceeds received in respect of such sale (net of actual liquidation expenses).

“Refinance Commitment Letter”: A letter provided by the Issuer that is acceptable to the Insurer that indicates a reputable bank or financial institution’s commitment to refinance the Outstanding Notes no later than the Scheduled Final Maturity Date of the Notes.

“Reimbursement Rate”: The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

“Released Delinquent/Defaulted Mortgaged Property”: As defined in Section 7.04(a).

“Released Other Mortgaged Property”: As defined in Section 7.04(c).

“Released Underperforming Mortgaged Property”: As defined in Section 7.04(b).

“Remittance Date”: The Business Day preceding each Payment Date.

“Removed Mortgaged Property”: Each Repurchased Mortgaged Property, each Tenant Option Mortgaged Property, each Third Party Option Mortgaged Property, each Lease Transfer Mortgaged Property, each Released Delinquent/Defaulted Mortgaged Property, each Released Underperforming Mortgaged Property, each Released Other Mortgaged Property and each Insurer Purchased Mortgaged Property released at any time from the lien of the Indenture.

“Rent-to-Sales Ratio”: With respect to any Lease means a ratio, expressed as a percentage, (i) the numerator of which is the total Monthly Lease Payments (as defined herein) required to be made pursuant to such Lease during the period described in the following clause (ii), and (ii) the denominator of which is the aggregate amount of sales generated by the related Tenant at such Mortgaged Property during the last consecutive 12 month period for which such figures are available (or, if sales figures are not available for any 12 month period, annualized sales based on the most recent information provided).

“Repurchased Mortgaged Property”: Any Mortgaged Property repurchased or substituted and removed from the Collateral pursuant to Section 2.04.

“Request for Release”: A request signed by a Servicing Officer, as applicable, of the Property Manager in the form of Exhibit B attached hereto or of the Special Servicer in the form of Exhibit C attached hereto.

“Responsible Officer”: When used with respect to the Issuer GP and the Indenture Trustee, any officer of the Issuer GP or the Indenture Trustee, as the case may be (and, in the case of the Indenture Trustee, assigned to its Corporate Trust Services Group and customarily performing functions with respect to corporate trust matters), having direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Servicer Replacement Event”: The meaning specified in Section 6.01(a).

“Servicing Account”: The segregated account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Fees”: With respect to each Mortgaged Property and the related Lease, the Property Management Fee, the Property Manager Additional Servicing Fees, if any, the Special Servicing Fee, if any, and the Special Servicer Additional Servicing Fees, if any.

“Servicing File”: Any documents (other than documents required to be part of the related Lease File) in the possession of the Property Manager or the Special Servicer and relating to the origination and servicing of any Lease or the administration of any Mortgaged Property (including copies of all applicable Property Insurance Policies with respect thereto).

“Servicing Officer”: Any officer or employee of the Property Manager or the Special Servicer involved in, or responsible for, the administration, management and servicing of the Mortgaged Properties and Leases, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Issuer GP, the Issuer and the Indenture Trustee on the Closing Date, as such list may be amended from time to time.

“Servicing Return Date”: With respect to any Corrected Lease, the date that servicing thereof is returned by the Special Servicer to the Property Manager pursuant to Section 3.20(a), which date shall be the first day of the calendar month following the month in which such Specially Managed Lease became a Corrected Lease.

“Servicing Standard”: To provide property management services for the Mortgaged Properties and to service the Leases in accordance with applicable law, the terms of the Property Management Agreement, the terms of the respective Leases and, to the extent consistent with the foregoing, (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Property Manager or the Special Servicer, as the case may be (a) services and administers similar Leases and Mortgaged Properties for other third party portfolios or (b) administers Leases and Mortgaged Properties for its own account or (y) in a manner normally associated with the management and operation of similar properties and in material compliance with all applicable laws, whichever standard is highest, in all cases taking into account the best interests of the Noteholders and the Insurer but without regard to: (i) any known relationship that the Property Manager or Special Servicer, or an affiliate of the Property Manager or Special Servicer, may have with the Issuer, any Originator, any Tenant, any of their respective Affiliates or any other party to the agreements; (ii) the ownership of any Note or Limited Partnership Interest by the Property Manager or Special Servicer or any Affiliate of the Property Manager or Special Servicer, as applicable; (iii) the Property Manager’s obligation to make Property Protection Advances, to incur servicing expenses or to withdraw funds from the Collection Account to pay Emergency Property Expenses with respect to the Leases or Mortgaged Properties; (iv) the Property Manager’s or Special Servicer’s right to receive compensation for its services; (v) the ownership, or servicing or management for others, by the Property Manager or Special Servicer of any other leases or property; (vi) the repurchase and indemnification obligations of CNL or any Originator; (vii) the existence of any loans made to a Tenant by the Property Manager, the Special Servicer, the Parent or any Affiliate thereof; or (viii) the existence or amount of any Purchase Premium.

“Servicing Transfer Agreement”: As defined in Section 5.04.

“Servicing Transfer Date”: As defined in Section 5.04.

“Servicing Transfer Event”: With respect to any Mortgaged Property, the occurrence of any of the events described in clauses (a) through (d) of the definition of “Specially Managed Lease.”

“Special Servicer”: CFS, in its capacity as special servicer under this Agreement, or any successor special servicer appointed as herein provided.

“Special Servicer Additional Servicing Compensation”: The additional servicing compensation payable to the Special Servicer pursuant to Section 3.11(d).

“Special Servicer Report”: As defined in Section 4.01(b).

“Special Servicing Fee”: With respect to each Specially Managed Lease, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

“Special Servicing Fee Rate”: With respect to each Specially Managed Lease, a fixed percentage rate equal to 0.75% per annum.

“Specially Managed Lease”: Any Mortgaged Property as to which any of the following events has occurred:

(a)	the Tenant has failed to make when due any Monthly Lease Payment which failure continues unremedied for 60 consecutive days; or

(b)	the Property Manager has determined in its good faith and reasonable judgment that a default in the making of a Monthly Lease Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days; or

(c)	the Property Manager has received written notice from the Tenant indicating that such Tenant cannot make future Monthly Lease Payments or requesting a reduction in the amount of its Monthly Lease Payment; or

(d)	a default (other than as described in clause (a) above) that materially and adversely affects the interests of Issuer, which default has continued unremedied for the applicable grace period under the terms of the Lease (or, if no grace period is specified, for 30 days); or

(e)

there shall have been commenced in a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the Tenant under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings or for the winding up or liquidation of its affairs, which action shall not have been dismissed for a period of 60 days; or the Tenant shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Tenant or of or relating to all or substantially all of its property; or the Tenant shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

“Sub-Manager”: Any Person with which the Property Manager or the Special Servicer has entered into a Sub-Management Agreement.

“Sub-Management Agreement”: The written contract between the Property Manager or the Special Servicer, on the one hand, and any Sub-Manager, on the other hand, relating to servicing and administration of Leases and Mortgaged Properties as provided in Section 3.21.

“Tenant Option Mortgaged Property”: As defined in Section 7.02(a).

“Tenant Purchase Option”: An option of a Tenant or other Person under or in connection with a Lease to purchase the related Mortgaged Property.

“Tenant Purchase Price”: A cash price equal to the amount payable by a Tenant in connection with the exercise of a Tenant Purchase Option.

“Third Party Option Mortgaged Property”: As defined in Section 7.02(b).

“Third Party Purchase Option”: An option of a Person that is not a Tenant under or in connection with a Lease to purchase the related Mortgaged Property.

“Third-Party Purchase Price”: A cash price equal to the amount payable by a third party that is not a Tenant in connection with the exercise of a Third Party Purchase Option.

“UCC Financing Statement”: A financing statement either filed or recorded or in a form suitable for filing and recording under the Uniform Commercial Code.

“Uniform Commercial Code”: The Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unscheduled Proceeds”: Collectively, Liquidation Proceeds deposited into the Collection Account in accordance with Sections 2.04, 3.04(b), 3.05(b), 3.18 or 7.07(b), and any proceeds derived from each unleased Mortgaged Property (exclusive of related operating costs, including certain reimbursements payable to the Property Manager in connection with the operation and disposition of such unleased Mortgaged Property).

Section 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or other subdivision as contained in the Section in which the reference appears; and the words “include” and “including” shall mean without limitation by reason of enumeration.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted assignees.

Section 1.03. Certain Calculations in Respect of the Leases.

(a) All amounts collected in respect of any Lease in the form of payments from the related Tenants, Guaranties, Unscheduled Proceeds or otherwise shall be applied to amounts due and owing under the Lease in accordance with the express provisions of such Lease and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Property Protection Advances; and second, in accordance with the Servicing Standard, as a recovery of any other amounts then due and owing under such Lease, including, without limitation, Percentage Rent and Default Interest. Any proceeds derived from an unleased Mortgaged Property (exclusive of related operating costs, including reimbursement of Property Protection Advances made by the Property Manager or the Indenture Trustee in connection with the operation and disposition of such Mortgaged

Property) shall be applied by the Property Manager in the same manner as if they were Monthly Lease Payments due on the previously existing Lease for such Mortgaged Property until such Lease becomes a Liquidated Lease.

(b) Insofar as amounts received in respect of any Lease and allocable to fees and charges owing in respect of such Lease constituting Additional Servicing Compensation payable to the Property Manager or Special Servicer are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Property Manager, on the one hand, and as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

(c) The foregoing applications of amounts received in respect of any Lease shall be determined by the Property Manager and reflected in the appropriate monthly Determination Date Report and Modified Lease Detail and Realized Loss Report.

(d) Notwithstanding the early termination of any Lease resulting from a default by the related Tenant, such Lease will be treated for purposes of determining Servicing Fees and Indenture Trustee Fees as remaining in effect until such Lease becomes a Liquidated Lease.

Section 1.04. Fee Calculations.

The calculation of the Servicing Fees shall be made in accordance with Section 3.11; the Indenture Trustee Fees shall accrue at the Indenture Trustee Fee Rate on the basis of the Outstanding Principal Balance of the Notes. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION; FINANCIAL COVENANTS

Section 2.01. Representations and Warranties of CFS.

(a) CFS represents and warrants to the other parties hereto, and for the benefit of the Issuer and the Insurer, as of the Closing Date:

(i) CFS is a limited partnership duly created and validly existing, in good standing under the laws of the State of Delaware and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent the failure to be so in compliance would affect materially and adversely the enforceability of the related Lease and its performance under this Agreement;

(ii) The execution and delivery of this Agreement by CFS, and the performance and compliance with the terms of this Agreement by CFS, will not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii) CFS has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of CFS, enforceable against CFS in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) CFS is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in CFS’ good faith and reasonable judgment, is likely to affect materially and adversely either the ability of CFS to perform its obligations under this Agreement or the financial condition of CFS; and

(vi) No litigation is pending or, to the best of CFS’ knowledge, threatened against CFS that is reasonably likely to be determined adversely to CFS and, if determined adversely to CFS, would prohibit CFS from entering into this Agreement or that, in CFS’ good faith and reasonable judgment, is likely to materially and adversely affect either the ability of CFS to perform its obligations under this Agreement or the financial condition of CFS.

(b) The representations and warranties of CFS set forth in Section 2.01(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders and the Insurer under or in connection with this Agreement, the Indenture, the Notes and the Insurance Agreement have been indefeasibly paid in full. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

(c) Any successor Property Manager or Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.01(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.01(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

(d) The Property Manager hereby represents and warrants to the Issuer, as to each Lease and Mortgaged Property (and the related Tenant thereunder) owned by the Issuer, to the best of its knowledge as of the Closing Date:

(i) Except as set forth in Schedule 2 to the Sale and Contribution Agreement, no Tenant is the subject of any bankruptcy or insolvency proceeding.

(ii) Except as set forth in Schedule 2 to the Sale and Contribution Agreement, no Lease is a Defaulted Lease or a Delinquent Lease.

(iii) Neither any Lease nor any other agreement, document or instrument executed in connection with such Lease has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect, and no Lease has been terminated or cancelled, nor has any instrument been executed that would effect any such waiver, modification, alteration, satisfaction, termination, cancellation, subordination or release, except in each case by a written instrument that is part of the related Lease File.

(iv) Except as set forth in Schedule 2 to the Sale and Contribution Agreement, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting, any Lease, any Mortgaged Property or any Tenant, that are reasonably likely to be determined adversely and, if determined adversely, would materially and adversely effect the value of any Lease or use or value of any Mortgaged Property, or the ability of any Tenant to pay any amounts due under the related Lease.

(v) There are no delinquent or unpaid taxes or assessments, or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage to be executed in favor of the Indenture Trustee, other than such amounts that do not materially and adversely affect the value of the related Lease or use or value of such Mortgaged Property. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(vi) No Tenant has been released, in whole or in part, from its obligations under the terms of the related Lease.

Section 2.02. Representations and Warranties of the Issuer.

(a) The Issuer hereby represents and warrants to each of the other parties hereto and for the benefit of the Insurer as of the Closing Date:

(i) The Issuer is a limited partnership duly created and validly existing in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement.

(ii) The execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement has been duly and validly authorized and directed and will not violate the Limited Partnership Agreement, any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any arbitrator, court or other governmental authority applicable to the Issuer or any of its assets, nor will such execution, delivery or performance require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action by, any arbitrator, court or other governmental authority or conflict with, or result in a breach or violation of, any indenture or other agreement or instrument to which the Issuer is a party or by which the Issuer or all or any portion of the Collateral is bound.

(iii) This Agreement has been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Issuer, enforceable against the Issuer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(iv) No litigation is pending or, to the knowledge of the Issuer, threatened against the Issuer that is reasonably likely to be determined adversely to the Issuer and, if determined adversely to the Issuer, would prohibit the Issuer from entering into this Agreement or that, in Issuer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Issuer to perform its obligations under this Agreement or the financial condition of the Issuer.

(b) The representations and warranties of the Issuer set forth in Section 2.02(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made for so long as the Issuer remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03. Recordings and Filings; Books and Records; Document Defects.

(a) In connection with the Grant made by the Issuer to the Indenture Trustee pursuant to the Granting Clause of the Indenture and the delivery of the Lease Files for the Leases to the Indenture Trustee in furtherance of such Grant, (i) each Mortgage, UCC Financing Statement and continuation statement referred to in the definition of “Lease File” herein shall be submitted to the appropriate Title Company (as defined below) on or before the Closing Date for recording or filing, as the case may be, in the appropriate public office for real property records or for UCC Financing Statements, at the expense of CNL and (ii) each title insurance binder or commitment referred to in the definition of “Lease File” herein shall be issued as a final title insurance policy by the title companies (the “Title Companies”) issuing the same (the “Title Insurance Policies”). Each such Mortgage shall reflect that it should be returned by the public recording office to the Indenture Trustee following recording, and each such UCC Financing Statement shall reflect that the file copy thereof should be returned to the Indenture Trustee following filing, provided that, in those instances where the public recording office retains the original Mortgage, the Property Manager, on behalf of the Indenture Trustee, shall obtain therefrom a certified copy of the recorded original. Each of the Title Companies issuing the Title Insurance Policies have been instructed to deliver such policies to the Indenture Trustee. The Property Manager, on behalf of the Indenture Trustee, shall diligently pursue with the Title Companies the return of each of the Mortgages and UCC Financing Statements from the appropriate recording or filing offices and the delivery of the Title Insurance Policies by the related Title Companies. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Indenture Trustee shall notify the Property Manager and the Property Manager shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, the Property Manager shall cause the same to be duly recorded or filed, as appropriate. The Property Manager shall perform all obligations that the Indenture Trustee may have under the Mortgages (including, without limitation, under Sections 10.13(b) and 19.5 of the Mortgages) prepared for Mortgaged Properties located in the States of Missouri and Pennsylvania. The Indenture Trustee shall cooperate as necessary for the Property Manager to perform such obligations. The Property Manager shall file any continuation statements necessary to continue the effectiveness of the UCC Financing Statements.

(b) The Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of the Issuer or any Originator that relate to the Mortgaged Properties and the Leases and that are not required to be a part of a Lease File in accordance with the definition thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee. The Property Manager’s possession of such documents and records shall be at the will of the Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing of the Leases pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee. The ownership of such documents and records shall be vested in the Issuer, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the Leases and the Mortgaged Properties that are prepared by or which come into possession of the Property Manager or the Special Servicer shall immediately vest in the Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager, in the case of documents or records in the hands of the Special Servicer, and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein. All such documents and records shall be appropriately marked or segregated in a manner to clearly reflect the ownership of such documents and records by the Issuer, subject to the lien of the Indenture and the applicable Mortgage, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

(c) If any party hereto discovers that any document constituting a part of a Lease File has not been properly executed, is missing (after the date such document is required to have been delivered), contains information that does not conform in any respect with the corresponding information set forth in the Mortgaged Property Schedule (and the terms of such document have not been modified by written instrument contained in the Lease File) or does not appear to be regular on its face (each, a “Document Defect”), such party shall give prompt written notice thereof to the other parties thereto. Upon its discovery or receipt of notice of any such Document Defect, the Property Manager shall notify the applicable Originator, the Support Provider, the Insurer and the Indenture Trustee. If the applicable Cure Party does not correct any Document Defect within 90 days of its receipt of such notice and such Document Defect materially and adversely affects the value of, or interests of the Issuer, the Noteholders or the Insurer in, the related Lease or Mortgaged Property, the Property Manager, or if it fails to do so, the Indenture Trustee, shall, on behalf of the Issuer, and subject to the provisions of Section 2.04 to the same extent as if such Document Defect were a Breach, exercise such rights and remedies as the Issuer may have (or the Indenture Trustee may have as third party beneficiary) under the Sale and Contribution Agreement or hereunder with respect to such Document Defect in such manner as it determines, in its good faith and reasonable judgment, is in the best interests of the Issuer, the Noteholders and the Insurer.

(d) Notwithstanding the foregoing, the delivery of a commitment to issue a policy of owner’s title insurance in lieu of the delivery of the actual policy of owner’s title insurance shall not be considered a Document Defect with respect to any Lease File if such actual policy of insurance is delivered to the Indenture Trustee not later than 270 days after the Closing Date (or, in the case of any Qualified Substitute Mortgaged Property or Qualified Additional Mortgaged Property, the date such Mortgaged Property is acquired by the Issuer).

(e) The Property Manager shall monitor the delivery of the Lease Files to the Indenture Trustee in connection with the Mortgaged Properties owned by the Issuer as of the Closing Date and shall give prompt written notice to the Indenture Trustee upon acquiring knowledge that all of such Lease Files are complete.

Section 2.04. Repurchase or Transfer and Exchange of Mortgaged Properties for Document Defects and Breaches of Representations and Warranties.

(a) If any party hereto discovers or receives notice of a breach of any representation or warranty relating to any Mortgaged Property or the applicable Lease set forth in the Sale and Contribution Agreement or herein (including, without limitation, Section 2.01(d)) that materially and adversely affects the value of, or interests of the Issuer, the Noteholders or the Insurer in, such Mortgaged Property or the related Lease (a “Breach”), the party discovering such Breach shall give prompt written notice thereof to the other parties hereto. Promptly upon becoming aware of any such Breach, the Property Manager shall notify the applicable Originator, the Support Provider, the Issuer, the Insurer and the Indenture Trustee and shall request that the applicable Cure Party, not later than 90 days from the receipt of such request, cure such Breach in all material respects or repurchase the affected Mortgaged Property and each related Lease for an amount equal to the Payoff Amount with respect thereto, if and to the extent required by the Sale and Contribution Agreement or hereunder; provided that if (i) such Breach is capable of being cured but not within such 90-day period, (ii) the applicable Cure Party has commenced and is diligently proceeding with the cure of such Breach within such 90-day period, and (iii) prior to the end of such 90-day period, the applicable Cure Party shall have delivered to the Issuer, the Property Manager and the Indenture Trustee a certification executed on its behalf by an officer thereof setting forth the reason such Breach is not capable of being cured within an initial 90-day period and what actions such Cure Party is pursuing in connection with the cure thereof and stating that it anticipates that such Breach will be cured within an additional period not to exceed 90 more days, then such Cure Party shall have up to an additional 90 days commencing on the 91st day from receipt of such request to complete such cure; and provided, further, that such Cure Party shall have the option, with the prior written consent of the Insurer, to substitute one or more Qualified Substitute Mortgaged Properties for such affected Mortgaged Property and each related Lease in the manner provided below. If the affected Mortgaged Property is to be repurchased, the Property Manager shall designate either the Property Proceeds Retention Account or the Collection Account as the account to which funds in the amount of the Payoff Amount are to be wired, and the Property Manager shall promptly notify the Issuer and the Indenture Trustee when such deposit is made.

In the event that any Cure Party elects to substitute one or more Qualified Substitute Mortgaged Properties for the affected Mortgaged Property pursuant to this Section 2.04(a), the Property Manager shall deliver, or cause to be delivered, to the Indenture Trustee all documents as specified in the definition of “Lease File” in Section 1.01 with respect to such Qualified Substitute Mortgaged Property no later than sixty (60) days after the date such Qualified Substitute Mortgaged Property is acquired by the Issuer. Monthly Lease Payments due with respect to Qualified Substitute Mortgaged Properties in the month of substitution shall not be part of the Collateral and will be retained by the Property Manager and remitted by the Property Manager to the applicable Cure Party. For the month of substitution, the Available Amount shall include the Monthly Lease Payment due on the Lease for the Repurchased Mortgaged Property for such month and thereafter the applicable Person acquiring such Repurchased Mortgaged Property shall be entitled to retain all amounts received in respect of such Lease. On or prior to the effective date of any such substitution, the Property Manager shall deliver to the Indenture Trustee, the Insurer and the Issuer an amended Mortgaged Property Schedule reflecting the addition to the Collateral of each new Qualified Substitute Mortgaged Property and Lease and the removal from the Collateral of each Repurchased Mortgaged Property and Lease. Upon such substitution, the Qualified Substitute Mortgaged Property shall be subject to the terms of this Agreement in all respects, and the applicable Cure Party shall be deemed to have made the representations and warranties, as of the date of such substitution (rather than as of the Effective Date or the Indenture Closing Date, as set forth therein), with respect to the Qualified Substitute Mortgaged Property contained in the Sale and Contribution Agreement, except to the extent the Insurer, in its sole discretion, otherwise consents to any modification of such representations and warranties and 20 days’ prior written notice is given to the Rating Agencies.

(b) Upon receipt of an Officer’s Certificate from the Property Manager to the effect that the full amount of the Payoff Amount for any Repurchased Mortgaged Property (or the shortfalls and expenses related to any substitution) as contemplated by Section 2.04(a) has been deposited in the Property Proceeds Retention Account or the Collection Account, as applicable, and that all requirements for such repurchase (or substitution) have been satisfied, which Officer’s Certificate shall be furnished by the Property Manager promptly after such requirements have been satisfied, the Indenture Trustee shall release or cause to be released to the Person acquiring such Repurchased Mortgaged Property, or its designee, the related Lease File and each of the Issuer and the Indenture Trustee shall execute and deliver such instruments of release, transfer and assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Person the ownership of such Repurchased Mortgaged Property and the related Lease, free and clear of the lien of the Indenture and the related Mortgage. The Property Manager shall, and is hereby authorized and empowered by the Issuer and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of the Issuer and the Indenture Trustee or any of them, the endorsements, assignments and other documents contemplated by this Section 2.04(b), and the Issuer and the Indenture Trustee shall execute and deliver any limited powers of attorney substantially in the form of Exhibit D necessary to permit the Property Manager to do so, provided, however, that none of the Issuer, the Issuer GP or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager and the Property Manager hereby agrees to indemnify the Issuer, the Issuer GP and the Indenture Trustee against, and hold the Issuer, the Issuer GP and the Indenture Trustee harmless from, any loss or liability arising from any misuse of such power of attorney. In connection with any such repurchase or substitution by any Cure Party, the Property Manager or the Special Servicer, as appropriate, shall deliver the related Lease File to such Cure Party.

(c) The Sale and Contribution Agreement, Section 2.04(a) and the Performance Undertaking provide the sole remedies available to the Issuer, the Insurer, the Indenture Trustee and the holders of the Notes and the Limited Partnership Interests respecting any Breach or Document Defect. If any Cure Party and the Support Provider defaults on its obligations to repurchase or substitute for any Mortgaged Property as contemplated by Section 2.04(a) or the Performance Undertaking, as applicable, the Property Manager shall promptly notify the Issuer, the Insurer and the Indenture Trustee and shall take such actions with respect to the enforcement of such obligations, including the institution and prosecution of appropriate proceedings, as the Property Manager shall determine, in its good faith and reasonable judgment, are in the best interests of the Issuer, the Noteholders and the Insurer. In the event the Property Manager fails to take such actions, the Indenture Trustee shall do so. Any and all expenses incurred by the Property Manager or the Indenture Trustee with respect to the foregoing shall constitute Property Protection Advances in respect of the affected Mortgaged Property.

Section 2.05. Financial Covenants of CFS.

CFS hereby covenants and agrees that, so long as it is acting as Property Manager and Special Servicer hereunder:

(a) CRC Fixed Charge Coverage Ratio. As of the end of each Calculation Period, the CRC Fixed Charge Coverage Ratio of CRC and its consolidated subsidiaries shall be greater than or equal to 1.1 to 1.0.

(b) Tangible Net Worth. As of the end of any fiscal quarter occurring after October 1, 2001, the Tangible Net Worth of CRC and its consolidated subsidiaries shall be equal to or greater than the sum of (i) $20,000,000 plus (ii) 50% of the cumulative Net Income for each fiscal quarter ending after October 1, 2001 (excluding any such fiscal quarter with respect to which Net Income was a negative number).

(c) Leverage Ratio. As of the end of each fiscal quarter, the ratio of (i) Non-Warehouse Debt of CRC and its consolidated subsidiaries to (ii) the total stockholder’s (or equivalent owner’s) equity of CRC determined on a consolidated basis in accordance with GAAP, shall not exceed 3.0 to 1.0.

(d) Liquidity Commitment. As of the end of each fiscal quarter, CRC and its consolidated subsidiaries shall maintain a minimum commitment (whether used or unused) of $200,000,000 from one or more reputable financial institutions.

For purposes of this Section 2.05, the following terms shall have the following meanings:

“Adjusted EBITDA”: For any period, EBITDA for such period excluding any portion thereof attributable to income from B-Piece Securities.

“B-Piece Securities: Investment securities that (i) were issued by an Affiliate of CRC, (ii) are secured by, or represent an interest in, mortgage loans, triple net leases or other financial assets and (iii) constitute “debt” for United States federal income tax purposes.

“Calculation Period”: For any calculation with respect to any calendar quarter, the immediately preceding four (4) calendar quarters (including the calendar quarter ending on the date of such calculation).

“Cash Equivalents”: Any of the following: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one (1) year from the date acquired; (b) certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P, at least P-2 or the equivalent by Moody’s or an equivalent rating by another nationally recognized rating agency; (c) reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof or the District of Columbia and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or another nationally recognized rating agency, in each case with maturities of not more than one (1) year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“CRC Fixed Charge Coverage Ratio”: With respect to any Calculation Period, the ratio of (a) Adjusted EBITDA for such Calculation Period to (b) Interest Expense during such Calculation Period.

“EBITDA”: For any period, Net Income for such period plus the sum of the following (but only to the extent taken into account in determining Net Income for such period): (a) depreciation and amortization expense for such period; plus (b) Interest Expense for such period; plus (c) income tax expense in respect of such period; minus (or plus, as appropriate) (d) extraordinary gains (losses) and gains (losses) from sales of assets for such period; plus (e) the principal component of all payments made in respect of capitalized lease obligations during such period; plus (or minus, as appropriate) (f) all straight line rent leveling adjustments (reported in the consolidated financial statements of CRC for purposes of GAAP); and plus (or minus, as appropriate) (g) equity in net earnings (or net loss) of Unconsolidated Affiliates of CRC (if any).

“Funded Debt”: At any time the aggregate dollar amount of Indebtedness of CRC and its consolidated subsidiaries that has actually been funded and is outstanding at such time.

“Indebtedness”: For any Person: (a) all obligations for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed on a recourse basis by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other contingent liabilities of such Person.

“Interest Expense”: With respect to any given period, the total consolidated interest expense of CRC and its consolidated subsidiaries determined in accordance with GAAP.

“Net Income”: For any period, the net income (or loss) of CRC and its consolidated subsidiaries for such period determined in accordance with GAAP.

“Non-Warehouse Debt”: As of a given date, (a) the total Funded Debt of CRC and its subsidiaries determined on a consolidated basis in accordance with GAAP, minus (b) the sum of (i) the book value of all cash and Cash Equivalents held by CRC and its consolidated subsidiaries in excess of $5,000,000 and (ii) 95% of the book value of mortgage loans and triple net lease assets held for sale or held to maturity by issuers of mortgage-backed bonds, by CRC and its consolidated subsidiaries.

“Tangible Net Worth”: As of any date, total stockholder’s (or equivalent owner’s) equity of CRC and its consolidated subsidiaries determined in accordance with GAAP, excluding the portion thereof attributable to assets that would be classified as intangible assets under GAAP.

“Unconsolidated Affiliate”: With respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES

Section 3.01. Administration of the Mortgaged Properties and Leases.

(a) Each of the Property Manager and the Special Servicer shall service and administer the Mortgaged Properties and Leases that it is obligated to service and administer pursuant to this Agreement on behalf of the Issuer, and in the best interests and for the benefit of the holders of the Notes and the Limited Partnership Interests and the Insurer in accordance with any and all applicable laws and the terms of this Agreement, the Property Insurance Policies and the respective Leases and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.20, (i) the Property Manager shall service and administer each Lease (and each related Mortgaged Property) as to which no Servicing Transfer Event has occurred and each Corrected Lease, and (ii) the Special Servicer shall service and administer each Lease (and each related Mortgaged Property) as to which a Servicing Transfer Event has occurred and that is not a Corrected Lease; provided, however, that the Property Manager shall continue to collect information and prepare and deliver all reports to the Indenture Trustee and the Issuer required hereunder with respect to any Specially Managed Leases (and the related Mortgaged Properties), and further to render such incidental services with respect to any Specially Managed Leases as are specifically provided for herein. In addition, neither the Property Manager nor the Special Servicer, acting in its individual capacity, shall take any action or omit to take any action as lessor of any Mortgaged Property if such action or omission would materially and adversely affect the interests of the holders of the Notes or the Limited Partnership Interests, the Insurer or the Issuer.

(b) Subject to Section 3.01(a), the Property Manager and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Property Manager and the Special Servicer, in its own name, with respect to each of the Mortgaged Properties and Leases it is obligated to service hereunder, is hereby authorized and empowered by the Issuer and the Indenture Trustee to execute and deliver, on behalf of the Issuer and the Indenture Trustee: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Lease File on the related Collateral; and (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.19, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Lease File. Subject to Section 3.10, the Issuer and the Indenture Trustee shall, at the written request of an Authorized Officer of the Property Manager or the Special Servicer, furnish, or cause to be so furnished, to the Property Manager or the Special Servicer, as the case may be, any limited powers of attorney (substantially in the form of Exhibit D attached hereto) and other documents necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder, provided, however, that none of the Issuer, the Issuer GP or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager or the Special Servicer and each of the Property Manager and the Special Servicer hereby agree to indemnify the Issuer, the Issuer GP and the Indenture Trustee against, and hold the Issuer, the Issuer GP and the Indenture Trustee harmless from, any cost, loss or liability arising from any misuse by it of such power of attorney. Notwithstanding anything contained herein to the contrary, the Property Manager shall not, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Indenture Trustee’s representative capacity or (ii) take any action with the intent to cause, and which does cause, the Indenture Trustee to be registered to do business in any state.

(c) Promptly after any request therefor, the Property Manager shall provide to the Indenture Trustee and the Insurer, (i) the most recent inspection report prepared by the Property Manager or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a); (ii) the most recent available operating statement and financial statements of the related Tenant collected by the Property Manager or the Special Servicer pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Section 3.12(c); and (iii) any and all notices and reports with respect to any Mortgaged Property as to which environmental testing is contemplated by Section 10.08 of the Indenture.

(d) The relationship of each of the Property Manager and the Special Servicer to the Issuer and the Indenture Trustee under this Agreement is intended by the parties to be and shall be that of an independent contractor and not that of a joint venturer, partner or agent.

(e) In addition to its other rights hereunder, the Property Manager shall have the right, to the extent consistent with the Servicing Standard and subject to Section 2.11(c) of the Indenture, to pay Lewis/Sutter Litigation Expenses on behalf of the Issuer from funds from time to time on deposit in the Collection Account.

Section 3.02. Collection of Lease Payments; Lockbox Accounts.

(a) Each of the Property Manager and the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Leases it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow were it the owner of such Leases. Consistent with the foregoing, the Special Servicer or the Property Manager may waive any Net Default Interest or late payment charge in connection with any delinquent payment on a Lease it is obligated to service hereunder.

(b) The Property Manager shall establish and maintain one or more segregated accounts in the name of the Issuer (each, a “Lockbox Account”) with one or more banks (each, a “Lockbox Account Bank”). The Tenants shall be instructed to make all payments into a Lockbox Account. Each Lockbox Account shall be an Eligible Account. Each Lockbox Account will be subject to an Account Control Agreement among the Property Manager, the Indenture Trustee and the applicable Lockbox Account Bank. Each of the Property Manager and the Special Servicer shall, on or prior to the Closing Date, as to those Leases it is obligated to service hereunder, instruct the related Tenant to make all Monthly Lease Payments to a Lockbox Account. Neither the Property Manager nor the Issuer will have any right of withdrawal from the Lockbox Account, and the Property Manager hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Lockbox Account.

Section 3.03. Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; Emergency Property Expenses.

(a) Each of the Property Manager and the Special Servicer shall, as to those Leases it is obligated to service hereunder, establish and maintain one or more accounts (the “Servicing Accounts”), into which all Escrow Payments required to be paid by the Tenant pursuant to the terms of the Lease shall be deposited and retained. No Servicing Accounts shall be established and maintained with respect to those Leases pursuant to which the Tenant is not required to make Escrow Payments. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made only to: (i) effect payment of real estate or personal property taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage); (ii) reimburse the Property Manager or the Indenture Trustee for any Property Protection Advances and interest thereon from amounts received on the related Leases; (iii) refund to Tenants any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Tenants on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 8.01; or (vi) withdraw any amounts deposited in error. The Property Manager and the Special Servicer shall each pay or cause to be paid to the Tenants interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Lease. If the Property Manager or the Special Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

(b) Each of the Property Manager and the Special Servicer shall, as to those Mortgaged Properties it is obligated to service hereunder, maintain accurate records with respect to any Mortgaged Property reflecting the status of real estate taxes and Ground Lease renewals and the status of insurance premiums payable in respect thereof that, in each case, the Tenant is contractually or legally obligated to pay under the terms of the applicable Lease, and shall effect payment thereof, as a Property Protection Advance or otherwise as payment of an Emergency

Property Expense from funds on deposit in the Collection Account, as described below, if not paid by the Tenant prior to the applicable penalty or termination date, promptly after the Property Manager or Special Servicer, as applicable, receives actual notice from any source of such nonpayment by the Tenant. For purposes of effecting any such payment for which it is responsible, the Property Manager or the Special Servicer, as the case may be, shall apply Escrow Payments as allowed under the terms of the related Lease or, if such Lease does not require the Tenant to escrow for the payment of real estate taxes and insurance premiums, each of the Property Manager and the Special Servicer shall, as to those Leases it is obligated to service hereunder, enforce the requirement of the related Lease that the Tenant make payments in respect of such items at the time they first become due.

(c) In accordance with the Servicing Standard, the Property Manager shall advance with respect to each such Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, (ii) Ground Lease payments, (iii) premiums on Insurance Policies, (iv) any necessary costs and expenses associated with Tenant evictions and collections from Tenants (including attorneys’ fees) and (v) other amounts necessary to preserve the security interest and lien of the Indenture Trustee in, and value of, such Mortgaged Property (including any costs and expenses necessary to re-lease such Mortgaged Property such as repair and maintenance expenses, tenant improvements and leasing commissions) in each instance if and to the extent Escrow Payments (if any) collected from the Tenant or otherwise on deposit in a Servicing Account are insufficient to pay such item when due and the Tenant has failed to pay such item on a timely basis, and provided that the particular advance would not, if made in accordance with the Servicing Standard, constitute a Nonrecoverable Property Protection Advance. The Property Manager shall not have any obligation under this Section 3.03(c) to advance any funds in respect of real estate taxes or premiums on Insurance Policies that the Tenant or the Issuer is not contractually or legally obligated to pay, nor to monitor the timely payment of real estate taxes and insurance premiums the payment of which is the responsibility of a person other than the Tenant or the Issuer, unless it has actual knowledge of the non-payment of such items and would otherwise make such advance in accordance with the Servicing Standard. All such Property Protection Advances shall be reimbursable in the first instance from related collections from the related Leases and Mortgaged Properties and further as provided in Section 2.11 of the Indenture. The Property Manager shall give prompt written notice to the Indenture Trustee in the event that it has not made, and does not intend to make, any Property Protection Advance it is required to make hereunder. Promptly upon obtaining knowledge that the full amount of any Property Protection Advance required to be made by the Property Manager has not been so made, the Indenture Trustee shall provide notice of such failure to a Servicing Officer of the Property Manager. If the Indenture Trustee does not receive confirmation that the full amount of such Property Protection Advance has been made within four (4) Business Days following the date of such notice, then (i) the Indenture Trustee shall make the portion of such Property Protection Advance that was required to be, but was not, made by the Property Manager, and (ii) such failure shall constitute a Servicer Replacement Event under Section 6.01 hereof with respect to the Property Manager. Any such Property Protection Advance made by the Indenture Trustee shall be deemed made by the Indenture Trustee in its capacity as successor to the Property Manager and shall thereafter be reimbursable to the Indenture Trustee, together with Advance Interest thereon, in accordance with Section 2.11 of the Indenture.

(d) If prior to making any Property Protection Advance the Property Manager shall have determined, in accordance with the Servicing Standard, (i) that such Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, and (ii) that the payment of such cost, expense or other amount for which a Property Protection Advance might be made is nonetheless in the best interest of the Noteholders and the Insurer, the Property Manager shall, in accordance with the Servicing Standard, withdraw funds from the Collection Account and use such funds in order to pay such costs, expenses and other amounts (collectively, “Emergency Property Expenses”) to the extent necessary to preserve the security interest in, and value of, any Mortgaged Property. Any such funds withdrawn from the Collection Account to pay Emergency Property Expenses shall not constitute part of the Available Amount on any Payment Date.

(e) The determination by the Property Manager that it has made a Nonrecoverable Property Protection Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer’s Certificate delivered promptly to the Issuer and the Indenture Trustee setting forth the basis for such determination. The Indenture Trustee may rely on any such determination.

Section 3.04. Collection Account; Property Proceeds Retention Account; Lease Security Deposit Account.

(a) The Property Manager shall establish and maintain one or more separate accounts in the name of the Issuer on behalf of the Indenture Trustee for the benefit of the Noteholders and the Insurer, for the collection of payments on the Leases (collectively, the “Collection Account”), which shall be established in such manner and with the type of depository institution (the “Collection Account Bank”) specified in this Agreement. The Collection Account shall be an Eligible Account. The Collection Account shall be subject to a collection account agreement among the Issuer, the Servicer, the Indenture Trustee and the Collection Account Bank in form and substance reasonably satisfactory to the Insurer and the Indenture Trustee (the “Collection Account Agreement”). The Property Manager shall deposit or cause to be deposited in the Collection Account, within two (2) Business Days after receipt, the following payments and collections received or made by or on behalf of the Property Manager on or after the Cut-off Date (other than payments due before the Cut-off Date), or, in the case of collections and payments to the Lockbox Account, on each Business Day, the Property Manager will instruct each Lockbox Account Bank to transfer all collections deposited in the Lockbox Account prior to such Business Day to the Collection Account immediately after such funds have cleared and become available in accordance with the policies of the Lockbox Account Bank:

(i) all payments on account of Monthly Lease Payments and Excess Cash Flow;

(ii) all payments of other amounts payable by the Tenants on the Leases, including without limitation amounts in respect of Additional Servicing Compensation pursuant to Section 3.11;

(iii) all Insurance Proceeds, Condemnation Proceeds and all cash proceeds and other amounts received and retained in connection with the liquidation of any Mortgaged Property relating to a Defaulted Lease;

(iv) all cash proceeds from the purchase or substitution of any Removed Mortgaged Property other than to the extent deposited into the Property Proceeds Retention Account; and all cash proceeds from the purchase or substitution of any Removed Mortgaged Property transferred from the Property Proceeds Retention Account to the Collection Account pursuant to Section 3.05(b);

(v) any amounts required to be deposited into the Collection Account pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard insurance policy;

(vi) any amounts paid by any party to indemnify the Issuer, the Issuer GP, the Indenture Trustee, the Property Manager or the Special Servicer pursuant to any provision of this Agreement, the Limited Partnership Agreement or the Indenture;

(vii) any amounts received on account of payments under the Guaranties, the Performance Undertaking or the Environmental Indemnity Agreement; and

(viii) any other amounts required to be so deposited under this Agreement.

The foregoing requirements for deposit in the Collection Account shall be exclusive. The Property Manager shall not make any withdrawals from the Collection Account except in accordance with Section 3.05(a) hereof. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for trust certificates, bonds or notes of other series serviced and the other accounts of the Property Manager.

Upon receipt of any of the amounts described in clauses (i) through (iii) above with respect to any Specially Managed Lease or the Mortgaged Property related thereto, the Special Servicer shall promptly but in no event later than the second Business Day after receipt, remit such amounts to the Property Manager for deposit into the Collection Account in accordance with the first paragraph of this Section 3.04(a), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other reasonably appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Property Manager and shall deliver promptly, but in no event later than one (1) Business Day after receipt, any such check to the Property Manager by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other reasonably appropriate reason. The funds held in the Collection Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(a). Any interest or other income earned on funds in the Collection Account will be added to the Available Amount.

(b) The Property Manager may, in its sole discretion, establish and maintain a segregated account (the “Property Proceeds Retention Account”) with a bank in the name of the Issuer on behalf of the Indenture Trustee for the benefit of the Noteholders and the Insurer, for the deposit and retention, at the election of the Property Manager, of proceeds from the sale of Removed Mortgaged Properties. The Property Proceeds Retention Account will be subject to an Account Control Agreement among the Property Manager, the Indenture Trustee and the bank at which the Property Proceeds Retention Account is maintained. The Property Proceeds Retention Account shall be an Eligible Account. The Property Manager shall deposit, or cause to be deposited, within two (2) Business Days after receipt thereof, any cash proceeds from the sale of any Removed Mortgaged Property to the Property Proceeds Retention Account to the extent such proceeds are not contemporaneously invested in Qualified Substitute Mortgaged Properties; provided, however, that after the occurrence and during the continuation of any Early Amortization Event, or otherwise at the option of the Property Manager, such amounts shall be promptly deposited to the Collection Account. Once established, the Property Manager shall not make any withdrawals from the Property Proceeds Retention Account except in accordance with Section 3.05(b) hereof. The funds held in the Property Proceeds Retention Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(b). Any interest or other income earned on funds in the Property Proceeds Retention Account (including interest on any Permitted Investments) will be deposited to the Collection Account and added to the Available Amount.

(c) The Property Manager shall establish and maintain a segregated account (the “Lease Security Deposit Account”) with a bank in the name of the Issuer on behalf of the Indenture Trustee for the benefit of the Noteholders and the Insurer, for the deposit and retention of all security deposits received from Tenants pursuant to the Leases, subject to the Tenants’ rights to such amounts. The Lease Security Deposit Account shall be an Eligible Account. The Lease Security Deposit Account will be subject to an Account Control Agreement among the Property Manager, the Indenture Trustee and the bank at which the Lease Security Deposit Account is maintained. The Property Manager shall deposit, or cause to be deposited, within two (2) Business Days after receipt thereof, all security deposits received from Tenants pursuant to the Leases whether received before or subsequent to the Cut-off Date. In addition, on the Closing Date the Issuer will deposit an amount equal to $150,000 into the Lease Security Deposit Account to be used to satisfy the payment obligations of the Issuer (as successor lessor) with respect to the Mortgaged Property operated as a Burger King restaurant in Edison, New Jersey, for which the Tenant has agreed to make certain improvements to the Mortgaged Property subject to the agreement by Issuer to pay one-half of such costs. The Property Manager shall not make any withdrawals from the Lease Security Deposit Account except in accordance with Section 3.05(c) hereof. The funds held in the Lease Security Deposit Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(c). Any interest or other income earned on funds in the Lease Security Deposit Account will be applied in accordance with the terms of the related Lease.

Section 3.05. Withdrawals From the Collection Account, the Property Proceeds Retention Account and the Lease Security Deposit Account.

(a) The Property Manager may make withdrawals from the Collection Account (i) on each Remittance Date for delivery by wire transfer of immediately available funds for deposit into the Payment Account, of the Available Amount and amounts on deposit in the Collection Account in respect of Additional Servicing Compensation and Excess Cash Flow, for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(c) of the Indenture, (ii) on any date to pay any Emergency Property Expenses pursuant to Section 3.03(d), or (iii) on any date to remove amounts deposited in the Collection Account in error. No other amounts may be withdrawn from the Collection Account by the Property Manager.

(b) The Property Manager may retain cash deposited in the Property Proceeds Retention Account from the sale of any Removed Mortgaged Property for a period not to exceed six (6) months from the date of deposit, during which period the Property Manager may withdraw all or any portion of such cash for payment to unrelated third parties as the acquisition price for one or more Qualified Substitute Mortgaged Properties. If and to the extent that the Property Manager has not paid such cash in consideration for one or more Qualified Substitute Mortgaged Properties at the end of such six (6) month period (or earlier at the option of the Property Manager) the Property Manager will withdraw that portion of such cash remaining on deposit in the Property Proceeds Retention Account with respect to such Removed Mortgaged Property, up to 125% of the Allocated Loan Amount with respect to such Removed Mortgaged Property, from the Property Proceeds Retention Account and deposit such amount into the Collection Account. Any cash proceeds in excess of 125% of the Allocated Loan Amount with respect to any Removed Mortgaged Property shall constitute a Purchase Premium and shall be withdrawn from the Property Proceeds Retention Account (if deposited therein) by the Property Manager and paid to the Issuer for distribution to the Issuer’s partners; provided, however, that if an Early Amortization Event has occurred and is continuing, such excess amount, if any, will be deposited by the Property Manager to the Collection Account and applied pursuant to Section 2.11(c) of the Indenture.

(c) The Property Manager will withdraw amounts from the Lease Security Deposit Account in accordance with the terms of the related Lease, to be repaid to the related Tenant or applied in full or partial satisfaction of the obligations of the related Tenant in accordance with the Servicing Standard (for application in the same manner as payments in respect of such obligations). The $150,000 deposited into the Lease Security Deposit Account on the Closing Date with respect to the Edison, New Jersey property described in Section 3.05(c) shall be withdrawn by the Property Manager only to satisfy the payment obligations of the Issuer under the related Lease, from time to time, until such obligations are satisfied in full, at which time any remaining portion of such amount shall be withdrawn by the Property Manager from the Lease Security Deposit Account and deposited into the Collection Account and shall constitute part of the Available Amount on the next Payment Date. Any interest or other income earned on funds in the Lease Security Deposit Account (including interest on any Permitted Investments) will be withdrawn by the Property Manager from time to time and applied in accordance with the terms of the related Lease and this Agreement.

Section 3.06. Investment of Funds in the Collection Account, the Property Proceeds Retention Account and the Lease Security Deposit Account.

(a) The Property Manager may direct any institution maintaining the Collection Account to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the next succeeding Remittance Date.

(b) The Property Manager may direct any institution maintaining the Property Proceeds Retention Account to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to Section 3.05(b).

(c) The Property Manager may direct the any institution maintaining the Lease Security Deposit Account to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to the related Lease and this Agreement.

(d) All Permitted Investments in the Collection Account, the Property Proceeds Account and the Lease Security Deposit Account shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account, the Property Proceeds Retention Account and the Lease Security Deposit Account shall be made in the name of the Issuer for the benefit of the Indenture Trustee (in its capacity as such). The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the Uniform Commercial Code, or (ii) other property in which a secured party may perfect its security interest by possession under the Uniform Commercial Code or any other applicable law. If amounts on deposit in the Collection Account, the Property Proceeds Retention Account or the Lease Security Deposit Account are at any time invested in a Permitted Investment payable on demand, the Property Manager shall:

(i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii) demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account, the Property Proceeds Retention Account or the Lease Security Deposit Account, as applicable.

(e) Whether or not the Property Manager directs the investment of funds in the Collection Account or the Property Proceeds Retention Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be deposited to the Collection Account and added to the Available Amount for such Collection Period. Notwithstanding the investment of funds held in the Collection Account, for purposes of the calculations hereunder, including the calculation of the Available Amount, the amounts so invested shall be deemed to remain on deposit in the Collection Account.

(f) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

(a) The Property Manager (with respect to Leases other than Specially Managed Leases) and the Special Servicer (with respect to Specially Managed Leases) shall cause to be maintained for each related Mortgaged Property all insurance coverage as is required under the terms of such Lease; provided that if and to the extent that any such Lease permits the lessor thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Tenant is required to maintain, the Property Manager or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Leases with express provisions governing such matters; and provided, further, that, if and to the extent that a Lease so permits, the related Tenant shall be required to obtain the required insurance coverage from Qualified Insurers that have a claims-paying ability rated at least “A-” by A.M. Best’s Key Rating Guide. All such insurance policies shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Property Manager, as agent of and for the account of the Issuer and the Indenture Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Property Manager or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the related Tenant, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.11 of the Indenture.

(b) Not later than 30 days after the Closing Date, the Property Manager or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained on behalf of the Issuer, a blanket policy (or on endorsement to an existing policy) insuring against hazard losses (including casualties not otherwise insured by a Tenant due to a default by such Tenant under the insurance covenants of its lease or because a Tenant permitted to self-insure fails to pay for casualty losses) on Mortgaged Properties that it is required to service and administer, which policy shall be (i) obtained from any Qualified Insurer having a claims-paying ability rated at least “A-” by A.M. Best’s Key Rating Guide and at least “AA-” by S&P, and (ii) provide protection equivalent to the individual policies otherwise required. None of the Property Manager, the Special Servicer or the Issuer will be required to purchase or renew any such policy of insurance through any particular insurance company, agent, solicitor, or broker, so long as the foregoing criteria are satisfied. Such policy may contain a deductible clause (not in excess of a customary amount) in which case the Property Manager or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property a hazard insurance policy complying with the requirements of Section 3.07(a) and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy in connection with such loss or losses because of such deductible clause. The Property Manager or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Indenture Trustee and the Issuer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Any payments on such policy shall be made to the Property Manager as agent of and for the account of the Issuer, the Noteholders and the Indenture Trustee.

(c) Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Leases exist as part of the Collateral) keep in force with a Qualified Insurer having a claims paying ability rated at least “A-” by A.M. Best’s Key Rating Guide and at least “AA-” by S&P, a fidelity bond in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to the Insurance Policy (as evidenced in writing from each Rating Agency). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuer and the Indenture Trustee.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Leases exist as part of the Collateral) also keep in force with a Qualified Insurer having a claims-paying ability rated at least “A-” by A.M. Best’s Key Rating Guide and at least “AA-” by S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall name the Indenture Trustee as an additional insured and shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to the Insurance Policy (as evidenced in writing from each Rating Agency). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuer, the Noteholders and the Indenture Trustee.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Leases exist as part of the Collateral) also, on behalf of the Issuer, keep in force with a Qualified Insurer having a claims-paying ability rated at least “A-” by A.M. Best’s Key Rating Guide and at least “AA-” by S&P, a lessor’s general liability insurance policy or policies, which policy or policies shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to the Insurance Policy (as evidenced in writing from each Rating Agency). Any such general lessor liability insurance policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuer and the Indenture Trustee. Any payments on such policy shall be made to the Property Manager as agent of and for the account of the Issuer and the Indenture Trustee.

Section 3.08. Enforcement of Alienation Clauses; Consent to Assignment.

(a) With respect to those Leases it is obligated to service hereunder, each of the Property Manager and the Special Servicer, on behalf of the Issuer for the benefit of the holders of the Notes and the Insurer, shall enforce the restrictions contained in the related Lease or in any other document in the related Lease File on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Tenant, unless it has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. After having made any such determination, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Indenture Trustee (and the Property Manager in the case of the Special Servicer) an Officer’s Certificate setting forth the basis for such determination. In connection with any assignment or sublet by a Tenant of its interest under a Lease, the Issuer shall not take any action to release such Tenant from its obligations under such Lease unless a new Tenant approved by the Issuer assumes the obligations under such Lease and any applicable requirements set forth in the applicable Lease have been satisfied.

(b) If any assignment of any Lease by the related Tenant, or the substitution of any Tenant by a new Tenant with respect to any Mortgaged Property, would cause any Property Concentration to exceed the applicable Maximum Property Concentration, the Issuer, the Property Manager or the Special Servicer, as applicable, may consent (to the extent it has the contractual right to do so) to such assignment or substitution only with the prior written consent of the Insurer, in its sole discretion, and 20 days’ prior written notice to the Rating Agencies.

Section 3.09. Realization Upon Defaulted Leases.

(a) The Special Servicer shall exercise reasonable efforts, to the extent consistent with the Servicing Standard, to evict any Tenant that is in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.19. In the event any Tenant is evicted or otherwise removed from a Mortgaged Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to (i) attempt to induce another Person to assume the obligations under the existing Lease, with or without modification, (ii) lease the Mortgaged Property (or portion thereof, in the case of any Co-branded Unit) under a new Lease on economically desirable terms, or (iii) sell the Mortgaged Property. The decision to enter into a lease assumption, re-lease the Mortgaged Property or sell the Mortgaged Property shall be made by the Special Servicer in accordance with the Servicing Standard, acting in the best interests of the Issuer, the Noteholders and the

Insurer. Monthly Lease Payments on the modified or new Lease will be applied as part of the Available Amount in accordance with Section 2.11(c) of the Indenture. The Property Manager or the Special Servicer may direct the sale of any such re-leased Mortgaged Property to a third party in an arm’s length transaction so long as (x) the net proceeds received by the Issuer from such sale exceed the greater of (i) the proceeds that the Issuer would have received from a sale of such Mortgaged Property if such new Lease had not been in place and (ii) the net present value of scheduled payments with respect to such new Lease, discounted at the imputed lease rate of such new Lease (as determined by the Property Manager), and (y) such sale occurs not later than 9 months after the date of the new Lease. If the Lease has not been assumed and the Mortgaged Property has not been sold or re-leased within 24 months of becoming a Specially Managed Lease, (or within 9 months of becoming a Specially Managed Lease if the Parent or any of its Affiliates has made any then outstanding loan to the related Tenant secured by any fixtures, equipment or other property used in the operation of the related Mortgaged Property) the Property Manager, at the written direction of the Insurer, shall sell the Mortgaged Property and the Liquidation Proceeds will be applied as set forth herein. If the Property Manager re-leases any Mortgaged Property, the Property Manager shall deliver to the Indenture Trustee and the Issuer an amended Exhibit A reflecting the addition of such Lease to the Lease Pool. If, following a default under any Lease, the Lease has not been assumed by a new tenant and the Mortgaged Property has not been sold or re-leased within 24 months after the date such Lease became a Specially Managed Lease (or within 9 months of such date if the Parent or any of its Affiliates has made any then outstanding loan to the related Tenant secured by any fixtures, equipment or other property used in the operation of the related Mortgaged Property), the Insurer may, upon written notice, require the Property Manager or the Special Servicer to sell such Mortgaged Property.

(b) The Special Servicer shall be responsible for all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Property Protection Advance) incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 2.11 of the Indenture. If and when the Property Manager or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property related to a Defaulted Lease, whether for purposes of bidding at a sale of such Mortgaged Property or otherwise, the Special Servicer or the Property Manager, as the case may be, is authorized to have an appraisal conducted by an Independent MAI-designated appraiser or other expert (the cost of which appraisal shall constitute a Property Protection Advance).

(c) All sales of Mortgaged Properties pursuant to this Section 3.09 shall be conducted in accordance with the provisions of Section 3.18.

Section 3.10. Issuer and Indenture Trustee to Cooperate; Release of Lease Files.

(a) If from time to time, and as appropriate for servicing of any Lease, assumption of a Lease, modification of a Lease or the re-lease or sale of any Mortgaged Property, the Property Manager or the Special Servicer shall otherwise require the use of any Lease File (or any portion thereof), the Indenture Trustee, upon request of the Property Manager and receipt from the Property Manager of a Request for Release in the form of Exhibit B attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit C attached hereto, shall release such Lease File (or portion thereof) to the Property Manager or the Special Servicer, as the case may be. Upon return of such Lease File (or portion thereof) to the Indenture Trustee, or upon the Special Servicer’s delivery to the Indenture Trustee of an Officer’s Certificate stating that (i) such Lease has become a Liquidated Lease and all amounts received or to be received in connection with such Lease are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgaged Property has been sold, a copy of the Request for Release shall be released by the Indenture Trustee to the Property Manager or the Special Servicer, as applicable.

(b) Within seven (7) Business Days of the Special Servicer’s request therefor (or, if the Special Servicer notifies the Issuer and the Indenture Trustee of an exigency, within such shorter period as is reasonable under the circumstances), each of the Issuer and the Indenture Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Issuer and the Indenture Trustee by the Special Servicer, any court pleadings, leases, sale documents or other documents reasonably necessary to the re-lease or sale in respect of any Mortgaged Property or to any legal action brought to obtain judgment against any Tenant on the related Lease or to obtain a judgment against a Tenant, or to enforce any other remedies or rights provided by the Lease or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Issuer, the Property Manager or the Special Servicer; provided that each of the Issuer and the Indenture Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Issuer and the Indenture Trustee by the Special Servicer, a limited power of attorney substantially in the form of Exhibit D issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Issuer or the Indenture Trustee, as the case may be, provided, however, that none of the Issuer or the Indenture Trustee shall be held liable for any misuse of such power of attorney by the Special Servicer and the Special Servicer hereby agrees to indemnify the Issuer and the Indenture Trustee against, and hold the Issuer and the Indenture Trustee harmless from, any loss or liability arising from any misuse of such power of attorney. Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Issuer and the Indenture Trustee), the Special Servicer shall deliver to each of the Issuer and the Indenture Trustee an Officer’s Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Issuer or the Indenture Trustee, as the case may be) be executed by the Issuer or the Indenture Trustee and certifying as to the reason such pleadings or documents are required.

Section 3.11. Servicing Compensation; Interest on Property Protection Advances.

(a) As compensation for its activities hereunder, the Property Manager shall be entitled to receive the Property Management Fee with respect to each Lease (excluding the Specially Managed Leases, if any). As to each such Lease, the Property Management Fee shall accrue at the related Property Management Fee Rate on the basis of the Allocated Loan Amount of each Lease that is not a Specially Managed Lease. The Property Management Fee with respect to any Lease shall cease to accrue if such Lease becomes a Specially Managed Lease.

The right to receive the Property Management Fee may not be transferred in whole or in part except in connection with the transfer of all of the Property Manager’s responsibilities and obligations under this Agreement.

(b) Subject to the last sentence of Section 3.11(d), on each Remittance Date, the Property Manager shall be entitled to receive all assumption, modification and similar fees and late payment charges from Tenants with respect to Leases that are not Specially Managed Leases. The Property Manager will also be entitled to any default interest collected on a Lease, but only to the extent that (i) such default interest is allocable to the period (not to exceed 60 days) when such Lease did not constitute a Specially Managed Lease and (ii) such default interest is not allocable to cover interest payable to the Property Manager or the Indenture Trustee with respect to any Property Protection Advances made in respect of such related Lease.

(c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Managed Lease. As to each Specially Managed Lease, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the Allocated Loan Amount of such Specially Managed Lease at such time. The Special Servicing Fee with respect to any Specially Managed Lease shall cease to accrue if (i) such Specially Managed Lease is terminated and the related Mortgaged Property is sold or distributed to the holders of the Limited Partnership Interests or (ii) such Specially Managed Lease becomes a Corrected Lease. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Leases and the Mortgaged Properties on deposit in the Collection Account pursuant to Section 2.11 of the Indenture.

The Special Servicer’s right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(d) Subject to the last sentence of this Section 3.11(d), on each Payment Date, the Special Servicer shall be entitled to receive all assumption, modification and similar fees and late payment charges received on or with respect to the Specially Managed Leases as additional servicing compensation out of funds available for such purpose pursuant to Section 2.11 of the Indenture. Notwithstanding the foregoing, if the Special Servicer is terminated at a time when no Servicer Replacement Event existed with respect to the Special Servicer and such Special Servicer was servicing or administering any Specially Managed Leases as of the date of such termination, and such servicing or administration had been continuing for at least two (2) months, then the terminated Special Servicer will be entitled to 50% of all modification fees earned by its successor with respect to such Specially Managed Leases during the 12-month period following the date of such termination. If an Early Amortization Event has occurred and is continuing, the Additional Servicing Compensation will not be paid to the Property Manager or the Special Servicer, as applicable, and will instead be applied to the distribution on principal of the Notes in accordance with Section 2.11 of the Indenture.

(e) The Property Manager and the Special Servicer shall each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under this Agreement, including fees of any subservicers retained by it. As and to the extent permitted by

Section 2.11 of the Indenture, the Property Manager and the Indenture Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Property Protection Advance made thereby for so long as such Property Protection Advance is outstanding. The Property Manager shall reimburse itself or the Indenture Trustee, as appropriate, for any Property Protection Advance (i) on any date out of funds on deposit in the applicable Servicing Account that are available for such purpose pursuant to Section 3.03(a)(ii) and (ii) on the first Remittance Date on which funds are available for such purpose pursuant to Section 2.11 of the Indenture.

Section 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

(a) If a Lease becomes a Specially Managed Lease, the Special Servicer shall at its expense perform a physical inspection of the related Mortgaged Property as soon as practicable thereafter and, if such Lease remains a Specially Managed Lease for more than two years, at least annually thereafter. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of (i) any sale or transfer of such Mortgaged Property, or (ii) any change in the condition or value of the Mortgaged Property that it, in its good faith and reasonable judgment, considers material. The Special Servicer shall deliver to the Issuer, the Indenture Trustee, the Property Manager, the Insurer and the Rating Agencies a copy of each such written report prepared by it during each calendar quarter within 15 days of the end of such quarter.

(b) The Special Servicer, in the case of any Specially Managed Lease, and the Property Manager, in the case of all other Leases, shall make reasonable efforts to collect promptly from each related Tenant and review annual operating statements of the related Mortgaged Properties, and financial statements of such Tenant.

(c) Not later than December 15 of each year, commencing December 15 2005, the Property Manager shall deliver to the Issuer, the Indenture Trustee and the Special Servicer (i) from information, if any, that the Property Manager has most recently received pursuant to Section 3.12(b) as of the preceding June 30, a report setting forth the aggregate Fixed Charge Coverage Ratios of all Tenants and Guarantors thereof with respect to which it has received financial information sufficient to permit it to calculate such Fixed Charge Coverage Ratio during the year ending on such June 30 and, in each case, identifying the period covered by the related financial statements in its possession, and (ii) a schedule, in the form of the Mortgaged Property Schedule, prepared as if the Cut-off Date were the preceding October 1 and further identifying on such schedule each Lease (x) that has become a Liquidated Lease since the most recent delivery of a schedule pursuant to this Section 3.12(c) (or, in the case of the first such delivery, since the Closing Date), and specifying the date on which the sale or re-lease of the related Mortgaged Property occurred or (y) that has otherwise terminated in accordance with its terms and, in each case, specifying the date of such sale, re-lease or termination, the amount collected in connection therewith and the amount of any Realized Loss or Extraordinary Expenses incurred in connection therewith.

Section 3.13. Quarterly Statement as to Compliance.

Each of the Property Manager and the Special Servicer shall deliver to the Issuer, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, as soon as available and in any event by the 15th day after each March 31, June 30, September 30 and December 31 of each year (or the next succeeding Business Day if any such day is not a Business Day) beginning in June 2005, an Officer’s Certificate stating, as to each signer thereof, that (i) a review of the activities of the Property Manager or the Special Servicer, as the case may be, during the three calendar month period then ended, and of its performance under this Agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Property Manager or the Special Servicer, as the case may be, complied in all material respects throughout such period with the minimum servicing standards in this Agreement and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer’s Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.14. Reports by Independent Public Accountants.

On or before September 30 of each year, beginning September 30, 2006, each of the Property Manager and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Property Manager or the Special Servicer, as the case may be) to furnish to the Issuer and the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager a report containing such firm’s opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion made pursuant to Section 3.13 regarding compliance by the Property Manager or the Special Servicer, as the case may be, with the minimum servicing standards in the Uniform Single Attestation for Mortgage Bankers during the preceding fiscal year (or from the Closing Date through December 31, 2005, in the case of the first such report) is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute’s standards require it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of leases by Sub-Managers, upon comparable reports for examinations conducted substantially in accordance with such institute’s standards (rendered within one year of such report) of independent public accountants with respect to the related Sub-Manager.

Section 3.15. Access to Certain Information; Delivery of Certain Information.

(a) Each of the Property Manager and the Special Servicer shall afford to the other, to the Issuer, the Insurer, the Indenture Trustee and the Rating Agencies and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any holder of Notes or Limited Partnership Interests, access to any records regarding the Leases and Mortgaged Properties and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Issuer or the holders of the Notes or the Limited Partnership Interests. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager or the Special Servicer, as the case may be, designated by it.

(b) The Property Manager or the Special Servicer shall notify the Rating Agencies, the Indenture Trustee and the Insurer of any Mortgaged Property whose Tenant has ceased to exercise its business activity on such Mortgaged Property within 30 days of becoming aware of such a circumstance.

Section 3.16. Appraisals After a Property Protection Event.

If any Property Protection Event occurs at any time that the Notes remain outstanding and the Insurance Policy is in effect, the Property Manager shall obtain a new limited scope or full narrative MAI appraisal with respect to each Mortgaged Property, the Lease with respect to which first becomes a Specially Managed Lease after the date of such Property Protection Event (i) within 6 months after the date such Lease first becomes a Specially Managed Lease, and (ii) on or about each 15 month anniversary of the date of such new appraisal for so long as such Lease remains a Specially Managed Lease.

Section 3.17. Management of Mortgaged Properties relating to Defaulted Leases.

(a) At any time that a Mortgaged Property is not subject to a Lease or is subject to a Lease that is a Defaulted Lease, the Special Servicer’s decision as to how such Mortgaged Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Issuer, the Insurer and Noteholders by maximizing (to the extent commercially feasible) the net after-tax revenues received by the Issuer with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent lease servicers and asset managers operating property comparable to the respective Mortgaged Property. The Issuer, the Indenture Trustee and the Special Servicer may consult with counsel at the expense of the Issuer in connection with determinations required under this Section 3.17(a). Neither the Indenture Trustee nor the Special Servicer shall be liable to the Issuer, the Insurer, the holders of the Notes, the other parties hereto or each other, nor shall the Issuer be liable to the Insurer, any such holders or to the other parties hereto, for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale or re-lease of a Mortgaged Property pursuant to the terms and subject to the conditions of Section 3.18.

(b) If any Mortgaged Property is not subject to a Lease, the Special Servicer shall manage, conserve, protect and operate such Mortgaged Property for the benefit of the Issuer solely for the purpose of its prompt disposition, re-lease or sale. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall direct the Property Manager to, and the Property Manager shall, make Property Protection Advances, or pay Emergency Property Expenses from funds on deposit in the Collection Account, necessary for the proper operation, management, maintenance and disposition of such Mortgaged Property, including:

(i)	all insurance premiums due and payable in respect of such Mortgaged Property;

(ii)	all real estate and personal property taxes and assessments in respect of such Mortgaged Property that may result in the imposition of a lien thereon (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage);

(iii)	any ground lease rents in respect of such Mortgaged Property; and

(iv)	all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such Mortgaged Property.

Notwithstanding the foregoing, the Property Manager shall have no obligation to make any such Property Protection Advance if (as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee) the Property Manager determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Property Protection Advance.

Section 3.18. Sale and Exchange of Leases and Mortgaged Properties.

(a) The Property Manager, the Special Servicer and the Issuer may sell or purchase, or permit the sale or purchase of, a Mortgaged Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(c), Section 2.04, Section 3.09, Article VII and Article VIII, and subject to Section 7.06 and Section 7.07.

(b) If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Lease will become a Liquidated Lease, the Special Servicer shall, within 30 days after such determination, notify in writing the Issuer, the Indenture Trustee, the Property Manager and the Insurer. The Special Servicer may offer to sell, free and clear of the lien of the related Mortgage, any such Mortgaged Property if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best interests of the Issuer, the Noteholders and the Insurer. Such offer shall be made in a commercially reasonable manner for a period of not less than ten (10) days, and unless the Special Servicer determines that acceptance of any bid would not be in the best interests of the Issuer, the Noteholders and the Insurer, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgaged Property. The Special Servicer shall use its best efforts to solicit bids for each Mortgaged Property to be sold by it in such manner as will be reasonably likely to realize a fair price within the time period provided for in Section 3.09(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously, highest) cash bid received from any Person that constitutes a fair price for such Mortgaged Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any Mortgaged Property within the time constraints imposed by Section 3.09, the Special Servicer shall dispose of such Mortgaged Property on such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

No Interested Person shall be obligated to submit a bid to purchase any such Mortgaged Property. Notwithstanding anything to the contrary herein, no Affiliate of the Issuer may bid for or purchase any Mortgaged Property pursuant to this Section 3.18(b). Any sale of a Mortgaged Property pursuant to this Section 3.18(b) shall be for cash only.

Whether any cash bid constitutes a fair price for any Mortgaged Property for purposes of this Section 3.18(b) shall be determined by the Special Servicer or, if such cash bid is from an Interested Person (other than the Indenture Trustee), by the Indenture Trustee or, if the expected Liquidation Proceeds with respect to such Mortgaged Property would be insufficient to provide reimbursement for all unreimbursed Property Protection Advances, together with any related Advance Interest thereon, and any Emergency Property Expenses incurred with respect thereto, by the Property Manager. In determining whether any bid constitutes a fair price for any such Mortgaged Property, the Special Servicer or the Property Manager, as applicable, shall take into account, among other factors, the period and amount of any delinquency on the affected Lease, the occupancy status and physical condition of the Mortgaged Property and the state of the local economy. Notwithstanding any of the foregoing paragraphs of this Section 3.18(b), the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Issuer, the Noteholders and the Insurer, and the Special Servicer may accept a lower cash bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Issuer, the Noteholders and the Insurer (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

(c) The Special Servicer shall act on behalf of the Issuer and the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgaged Property pursuant to Section 3.18(b), and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Mortgaged Property pursuant to Section 3.18(b) shall be free and clear of the lien of the Indenture and shall be final and without recourse to the Issuer or the Indenture Trustee. If such sale is consummated in accordance with the terms of this Agreement, none of the Property Manager, the Special Servicer or the Indenture Trustee shall have any liability to the Issuer, the Insurer or any holder of Notes with respect to the purchase price therefor accepted by the Property Manager, the Special Servicer or the Indenture Trustee, as the case may be.

(d) If the Property Manager determines in accordance with the Servicing Standard that any sale of any Mortgaged Property described in Section 3.18(b) would be preferable through the Parent (or any Affiliate of the Parent), such sale may be effected through the Parent or such affiliate if (i) the transfer to the Parent or such Affiliate occurs substantially contemporaneously with the transfer to a third party, and (ii) the purchase price paid to the Issuer is the same price paid by such third party purchaser to the Parent (or such Affiliate), net of transaction costs incurred in connection with such sale. Any such sale shall be deemed for all purposes hereof to have occurred between the Issuer and such third party and not the Parent or such Affiliate.

Section 3.19. Modifications, Waivers, Amendments and Consents.

(a) The Property Manager and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any payment on, and permit the release of the Tenant on or any Guarantor of, any Lease it is required to service and administer hereunder, without the consent of the Issuer, the Indenture Trustee or any holder of Notes; provided, however, that if an Early Amortization Event has occurred and is continuing, neither the Property Manager nor the Special Servicer will agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions, with respect to any Lease, without the prior written consent of the Insurer (so long as no Insurer Event of Default has occurred and is continuing); provided, further, that other than as provided in Sections 3.02 and 3.08, the Property Manager shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions, with respect to any Lease it is required to service and administer hereunder that would affect the amount or timing of any related Lease payment or other amount payable thereunder or, in the Property Manager’s good faith and reasonable judgment, would materially reduce the likelihood of timely payment of amounts due thereon; the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions, with respect to any Specially Managed Lease that would have any such effect, but only if a material default on such Lease has occurred or, in the Special Servicer’s reasonable and good faith judgment, a default in respect of payment on such Lease is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Issuer on a present value basis than would liquidation; provided, further that (x) the limitations, conditions and restrictions set forth above shall not apply to any modification, waiver, amendment or other action with respect to any Lease that is required, without the consent of the Issuer, under the terms of such Lease on the date such Lease is acquired by the Issuer or that is solely within the control of the related Tenant, (y) notwithstanding the foregoing, neither the Property Manager nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Tenant if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar and (z) none of the limitations, conditions and restrictions set forth above shall limit the Property Manager’s or the Special Servicer’s ability to terminate any Lease in accordance with the terms thereof.

(b) The Property Manager and the Special Servicer shall have no liability to the Issuer, the Indenture Trustee, the Insurer, the holders of the Notes or to any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.19(a) would not materially reduce the likelihood of timely payment of amounts due thereon, or that such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Issuer on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in accordance with the Servicing Standard in good faith by the Property Manager or the Special Servicer, as the case may be.

(c) The Property Manager and the Special Servicer each may, as a condition to its granting any request by a Tenant for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Property Manager or Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Lease and is permitted by the terms of this Agreement, require that such Tenant pay to it, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

(d) All modifications, waivers, amendments and other actions entered into or taken in respect of the Lease pursuant to this Section 3.19 shall be in writing. Each of the Property Manager and the Special Servicer shall notify the other such party and the Issuer, the Insurer and the Indenture Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Lease pursuant to this Section 3.19 and the date thereof, and shall deliver to the Indenture Trustee for deposit in the related Lease File an original counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business Days) following the execution thereof. In addition, following any modification, waiver, amendment or other action agreed to by the Property Manager or the Special Servicer pursuant to Section 3.19(a) above, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Issuer, to the Insurer, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, an Officer’s Certificate setting forth in reasonable detail the basis of the determinations made by it pursuant to such Section 3.19(a) above.

Section 3.20. Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping.

(a) Upon determining that a Servicing Transfer Event has occurred with respect to any Lease and if the Property Manager is not also the Special Servicer, the Property Manager shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Lease and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Manager. The Property Manager shall use its best efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event.

Upon determining that a Specially Managed Lease has become a Corrected Lease and if the Property Manager is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File, to the Property Manager and upon giving such notice, and returning such Servicing File, to the Property Manager, (i) the Special Servicer’s obligation to service such Lease, and (ii) the Special Servicer’s right to receive the Special Servicing Fee with respect to such Lease, shall terminate, and (iii) the obligations of the Property Manager to service and administer such Lease shall resume, in each case, effective as of the first day of the following calendar month.

(b) In servicing any Specially Managed Leases, the Special Servicer shall provide to the Indenture Trustee originals of documents included within the definition of “Lease File” for inclusion in the related Lease File (with a copy of each such original to the Property Manager), and copies of any additional related Lease information, including correspondence with the related Tenant.

(c) Notwithstanding anything in this Agreement to the contrary, in the event that the Property Manager and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Property Manager to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person’s part.

Section 3.21. Sub-Management Agreements.

(a) The Property Manager and the Special Servicer may enter into Sub-Management Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Management Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Manager to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Property Manager or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of a Servicer Replacement Event), the Indenture Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Property Manager or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Management Agreement without cause and without payment of any penalty or termination fee; (iii) provides that the Issuer, the Indenture Trustee, the other parties hereto and, as and to the extent provided herein, the third party beneficiaries hereof shall be third party beneficiaries under such agreement, but that (except to the extent the Indenture Trustee or its designee assumes the obligations of the Property Manager or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and, in such case, only from the date of such assumption) none of the Issuer, the Indenture Trustee, the Insurer, any other party hereto, any successor Property Manager or Special Servicer, as the case may be, any holder of Notes or Limited Partnership Interests or any other third party beneficiary hereof shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgaged Property pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgaged Property at its option and without penalty; (v) does not permit the Sub-Manager to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Property Manager or Special Servicer, as the case may be, contemplated by Section 3.19 hereof without the consent of the Property Manager or Special Servicer, as the case may be; and (vi) does not permit the Sub-Manager any rights of indemnification that may be satisfied out of the Collateral. In addition, each Sub-Management Agreement entered into by the Property Manager shall provide that such agreement shall terminate with respect to any Lease and the related Mortgaged Property serviced thereunder at the time such Lease becomes a Specially Managed Lease, and each Sub-Management Agreement entered into by the Special Servicer shall relate only to Specially Managed Leases and shall terminate with respect to any such Lease that ceases to be a Specially Managed Lease.

The Property Manager and the Special Servicer shall each deliver to the Issuer and the Indenture Trustee copies of all Sub-Management Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Property Manager or the Special Servicer include actions taken or to be taken by a Sub-Manager on behalf of the Property Manager or the Special Servicer, as the case may be, and in connection therewith, all amounts advanced by any Sub-Manager to satisfy the obligations of the Property Manager hereunder to make Property Protection Advances shall be deemed to have been advanced by the Property Manager out of its own funds and, accordingly, such Property Protection Advances shall be recoverable by such Sub-Manager in the same manner and out of the same funds as if such Sub-Manager were the Property Manager. For so long as they are outstanding, Property Protection Advances shall accrue interest in accordance with Sections 3.11(e) and 4.02(d), such interest to be allocable between the Property Manager and such Sub-Manager as they may agree. For purposes of this Agreement, the Property Manager and the Special Servicer each shall be deemed to have received any payment, and shall be obligated to handle such payment in accordance with the terms of this Agreement, when a Sub-Manager retained by it receives such payment. The Property Manager and the Special Servicer each shall notify the other, the Issuer and the Indenture Trustee in writing promptly of the appointment by it of any Sub-Manager.

(b) Each Sub-Manager shall be authorized to transact business in the state or states in which the Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

(c) The Property Manager and the Special Servicer, for the benefit of the Issuer, shall (at no expense to the Issuer or the Indenture Trustee) monitor the performance and enforce the obligations of their respective Sub-Managers under the related Sub-Management Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Management Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Property Manager or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgaged Properties. Subject to the terms of the related Sub-Management Agreement, the Property Manager and the Special Servicer shall each have the right to remove a Sub-Manager retained by it at any time it considers such removal to be in the best interests of the Issuer.

(d) If the Property Manager or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of a Servicer Replacement Event) and no successor Property Manager or Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder, then the Indenture Trustee or its designee shall succeed to the rights and assume the obligations of the Property Manager or the Special Servicer under any Sub-Management Agreement, unless the Indenture Trustee elects to terminate any such Sub-Management Agreement in accordance with its terms. In any event, if a Sub-Management Agreement is to be assumed by the Indenture Trustee or another successor thereto, then the Property Manager or the Special Servicer, as applicable, at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to such Sub-Management Agreement and the Mortgaged Properties then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Management Agreement to the assuming party.

(e) Notwithstanding any Sub-Management Agreement, the Property Manager and the Special Servicer shall remain obligated and liable to the Issuer, the Indenture Trustee and each other for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgaged Properties and Leases for which it is responsible.

(f) The Property Manager or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Manager, irrespective of whether its compensation pursuant to this Agreement is sufficient to pay such fees.

ARTICLE IV

REPORTS

Section 4.01. Reports to the Issuer and the Indenture Trustee.

(a) Not later than 2:00 p.m. New York City time, three (3) Business Days prior to each Payment Date, the Property Manager shall deliver to each of the Issuer, the Insurer and the Indenture Trustee a report containing such information with respect to the Leases and Mortgaged Properties as the Indenture Trustee or the Insurer may reasonably request (such report, the “Determination Date Report”), reflecting information as of the close of business on the last day of the related Collection Period, in a mutually agreeable electronic format. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Leases and Mortgaged Properties as is required by the Issuer for purposes of making the calculations and reports referred to in the Limited Partnership Agreement and as is required by the Indenture Trustee for purposes of making the payments required by Section 2.11(c) of the Indenture and the calculations and reports referred to in Section 6.01 of the Indenture and otherwise therein, in each case as set forth in written specifications or guidelines issued by the Issuer or the Indenture Trustee, as the case may be, from time to time. The Property Manager shall also provide to the Indenture Trustee the wire instructions for the relevant parties to which payments under Section 2.11(c) of the Indenture will be made. The Determination Date Report shall also contain a certification by the Property Manager that the Issuer has not incurred any indebtedness except indebtedness permitted by the Limited Partnership Agreement and the limited liability company agreement of the general partner of the Issuer. Such information shall be delivered by the Property Manager to each of the Issuer and the Indenture Trustee in CMSA format and such electronic or other form as may be reasonably acceptable to the Issuer or the Indenture Trustee, as applicable. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Property Manager) provide the Property Manager with such information regarding the Specially Managed Leases as may be necessary for the Property Manager to prepare each Determination Date Report and any supplemental information to be provided by the Property Manager to the Issuer or the Indenture Trustee.

(b) By 1:00 p.m. New York City time two (2) Business Days after the last day of each Collection Period, the Special Servicer shall deliver to the Property Manager, the Insurer and the Indenture Trustee a report containing such information relating to the Leases and Mortgaged Properties managed by it and in such form as the Indenture Trustee or the Insurer may reasonably request (such report, the “Special Servicer Report”) reflecting information as of the close of business on the last day of such Collection Period.

(c) Not later than the 30th day following the end of each calendar quarter, commencing with the quarter ended June 30, 2005, the Special Servicer shall deliver to the Indenture Trustee, the Insurer and the Property Manager a report containing such information and in such form as the Indenture Trustee or the Insurer may reasonably request (such report a “Modified Lease Detail and Realized Loss Report”) with respect to all operating statements and other financial information collected or otherwise obtained by the Special Servicer pursuant to Section 3.12(b) during such calendar quarter.

(d) So long as CFS is the Property Manager or the Special Servicer, CFS shall deliver to the Insurer:

(i)	as soon as available and in any event within 90 days (or the next succeeding Business Day if the last day of such period is not a Business Day) after the end of each fiscal year of CRC, a copy of the audited financial statements (including balance sheet, income statement and, if prepared, statement of cash flows) for such year for CRC and its consolidated subsidiaries, certified by independent public accountants or recognized national standing, and

(ii)	as soon as available and in any event within 45 days (or next succeeding Business Day if the last day of such period is not a Business Day) after the end of each fiscal quarter of CRC, a balance sheet of CRC and any consolidated subsidiaries of CRC, as of the end of such quarter, and statements of income of CRC and any consolidated subsidiaries of CRC, for such quarter, certified by the chief financial officer or chief accounting officer of CRC and stating the information set forth therein fairly presents the financial condition of CRC and any consolidated subsidiaries of CRC in accordance with GAAP as of and for the periods then ended, subject to normal year-end adjustments.

(e) On or before 5:00 p.m. on the fifth Business Day prior to each Payment Date, the Property Manager shall determine whether the Available Amount distributable on such Payment Date pursuant to (and subject to the priorities set forth in) Section 2.11(c) of the Indenture will be sufficient to pay the Insured Obligations on such Payment Date. In the event the Property Manager determines that the Available Amount distributable on such Payment Date pursuant to (and subject to the priorities set forth in) Section 2.11 of the Indenture will not be sufficient to pay the Insured Obligations on such Payment Date (a “Deficiency”) or if the

Property Manager obtains knowledge of any Avoided Payment (as defined in the Insurance Agreement), the Property Manager shall notify the Indenture Trustee of such Deficiency or Avoided Payment, which notice shall be delivered (i) in the case of a Deficiency, on or before 5:00 p.m. New York City time on the fifth Business Day before such Payment Date and (ii) in the case of an Avoided Payment, promptly after the Property Manager obtains knowledge thereof.

Section 4.02. Use of Agents.

The Property Manager may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV, but no such utilization shall relieve the Property Manager from any of such obligations, and the Property Manager shall remain responsible for all acts and omissions of any such agent or attorney-in-fact. The Property Manager shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article V hereof, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Property Manager under Section 5.03. Such indemnities shall be expenses, costs and liabilities of the Issuer, and any such agent or attorney-in-fact shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 2.11 of the Indenture.

ARTICLE V

THE PROPERTY MANAGER AND THE SPECIAL SERVICER

Section 5.01. Liability of the Property Manager and the Special Servicer.

The Property Manager and the Special Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Property Manager and the Special Servicer, respectively, herein.

Section 5.02. Merger, Consolidation or Conversion of the Property Manager and the Special Servicer.

Subject to the following paragraph, the Property Manager and the Special Servicer shall each keep in full effect its existence, rights and franchises as a partnership, corporation, bank or association under the laws of the jurisdiction of its formation, and each will obtain and preserve its qualification to do business as a foreign partnership, corporation, bank or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Leases and to perform its respective duties under this Agreement.

Each of the Property Manager and the Special Servicer may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Property Manager or the Special Servicer is a party, or any Person succeeding to the business of the Property Manager or the Special Servicer, will be the successor Property Manager or the successor Special Servicer, as the case may be, hereunder, and each of the Property Manager and the Special Servicer may transfer its rights and obligations under this Agreement to an Affiliate or nonaffiliate; provided, however, that no such successor, surviving Person or transferee shall succeed to the rights of the Property Manager or the Special Servicer unless it shall have furnished to the Issuer, the Insurer and the Indenture Trustee written confirmation from each Rating Agency to the effect that the related merger, consolidation or transfer will not cause such Rating Agency to downgrade, qualify or withdraw its then current rating on the Notes, without giving effect to the Insurance Policy.

Section 5.03. Limitation on Liability of the Property Manager and the Special Servicer.

None of the Property Manager, the Special Servicer or any director, officer, employee, agent or Control Person of either of them shall be under any liability to the Issuer, the Indenture Trustee or the holders of the Notes or the Limited Partnership Interests or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgement; provided, however, that neither the Property Manager nor the Special Servicer shall be protected against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Property Manager and the Special Servicer and any director, officer, employee, agent or Control Person of either of them shall be entitled to indemnification by the Issuer, payable, subject to Section 2.11(c) of the Indenture, out of the Collection Account, against any loss, liability or expense incurred in connection with any legal action that relates to this Agreement, the Limited Partnership Agreement, the Indenture, the Sale and Contribution Agreement, the Limited Partnership Interests or the Notes; provided, however, that such indemnification shall not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under this Agreement. Neither the Property Manager nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Property Manager and the Special Servicer may, in the exercise of its discretion, undertake any such action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties hereto or the interests of the Issuer hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuer and the Property Manager or the Special Servicer, as the case may be, shall be entitled to be reimbursed therefor from the Collection Account, subject to Section 2.11(c) of the Indenture.

Section 5.04. Term of Service; Property Manager and Special Servicer Not to Resign.

The Issuer may, upon written consent by the Indenture Trustee and the Insurer and written notice (without any requirement of consent) to the Property Manager and the Special Servicer, transfer the servicing duties and obligations of the Property Manager or the Special Servicer or both to a new servicer or servicers. The Indenture Trustee’s written consent to any such transfer shall be contingent upon receipt by the Indenture Trustee of written confirmation from: (1) each Rating Agency that such transfer will not adversely affect its then current rating of the Notes without giving effect to the Insurance Policy; and (2) the replacement Property Manager or Special Servicer of its acceptance of its appointment. The written consent or confirmation may be made by facsimile confirmed in a written notice delivered to the Indenture Trustee by first class mail, postage prepaid, personal delivery or certified mail. The Issuer and the replacement Property Manager or Special Servicer shall execute and deliver a transfer agreement (the “Servicing Transfer Agreement”) mutually agreed upon in advance and effective on the transfer date (the “Servicing Transfer Date”), whereby the replacement Property Manager or Special Servicer will agree to perform all of the duties and obligations of the Property Manager or the Special Servicer, as the case may be, under this Agreement. The replacement Property Manager and Special Servicer shall be entitled to payment of a prorated portion (which shall be based on actual days of service and a year of 365 or 366 days, as applicable) of the Property Management Fee and the Special Servicing Fee during its term of service. Each Servicing Transfer Agreement shall include any additional terms and provisions that the parties to this Agreement reasonably determine are necessary or appropriate and which additional terms and provisions shall be approved by all the parties to the Servicing Transfer Agreement, which approvals shall not be unreasonably withheld. The Servicing Transfer Agreement shall contain a provision stating that the former Property Manager or Special Servicer is relieved from all liability under this Agreement for acts or omissions occurring after the Servicing Transfer Date.

Neither the Property Manager nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Property Manager or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Property Manager or the Special Servicer, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Property Manager or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect that shall be delivered to the Issuer, the Insurer and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or another successor shall have assumed the responsibilities and obligations of the resigning party hereunder. Notwithstanding the foregoing, each of the Property Manager and the Special Servicer may cause all of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign its rights, benefits or privileges hereunder to, an Affiliate or, with the prior written approval of the Issuer, the Insurer and the Indenture Trustee, a servicer that is not an Affiliate, in each case, upon its delivery to the Issuer and the Indenture Trustee of written confirmation from each Rating Agency that such a transfer and assignment will not adversely affect its then-current rating of the Notes without giving effect to the Insurance Policy, and the assumption by the assignee of all of the obligations and duties of the Property Manager and/or the Special Servicer, as applicable. Upon any such assignment and assumption by the assignee of all of the obligations of the Property Manager and/or the Special Servicer, the assignor, CNL Financial Services, LP (or its successor acting prior to such assignment), shall be relieved from all liability hereunder for acts or omissions of the Property Manager and/or the Special Servicer, as applicable, occurring after the date of the assignment and assumption.

Except as expressly provided herein, neither the Property Manager nor the Special Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to or subcontract with, or authorize or appoint, any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder, or cause any other Person to assume such duties, covenants or obligations. If, pursuant to any provision hereof, the duties of the Property Manager or the Special Servicer are transferred by an assignment and assumption to a successor thereto, the entire amount of compensation payable to the Property Manager or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

Section 5.05. Rights of Certain Persons in Respect of the Property Manager and the Special Servicer.

Each of the Property Manager and the Special Servicer shall afford to the other and, also, to the Issuer, the Insurer and the Indenture Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Property Manager and the Special Servicer shall each furnish the Issuer, the Insurer and the Indenture Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Issuer may, but is not obligated to, enforce the obligations of the Property Manager and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Property Manager or the Special Servicer hereunder; or exercise the rights of the Property Manager or the Special Servicer hereunder; provided, however, that none of the Property Manager or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by or with respect to the Property Manager or the Special Servicer.

Section 5.06. Appointment of Collateral Advisor.

If a Refinance Commitment Letter is not delivered to the Insurer on or before August 27, 2011, the Insurer may appoint a Collateral Advisor to oversee the activities of the Special Servicer. Any such appointment shall be evidenced by a Collateral Advisory Agreement between the Insurer and the Collateral Adviser, a copy of which shall be delivered to the Special Servicer, the Indenture Trustee and the Property Manager. Each of the Property Manager and the Special Servicer, as the case may be, shall furnish any Collateral Advisor such information with respect to the Leases and Mortgaged Properties as such Collateral Advisor shall reasonably request in connection with the performance of its duties under the Collateral Advisory Agreement and that the Property Manager or the Special Servicer, as the case may be, can reasonably provide. No appointment of any Collateral Advisor shall relieve the Property Manager or the Special Servicer of any of its respective obligations hereunder.

Section 5.07. Property Manager or Special Servicer as Owner of Notes.

The Property Manager or an Affiliate of the Property Manager, or the Special Servicer or an Affiliate of the Special Servicer, may become the holder of any Note or any Limited Partnership Interest with the same rights as it would have if it were not the Property Manager, the Special Servicer or any such Affiliate. Subject to Section 3.19, if, at any time during which the Property Manager, the Special Servicer or any of their respective Affiliates is the holder of any Note or Limited Partnership Interest, the Property Manager or the Special Servicer proposes to take or omit to take action (i) which action or omission is not expressly prohibited by the terms hereof and would not, in the Property Manager or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) which action, if taken, or omission, if made, might nonetheless, in the Property Manager’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Property Manager or the Special Servicer may, but need not, seek the approval of the holders of the Notes and the Limited Partnership Interests to such action or omission by delivering to the Issuer, the Insurer and the Indenture Trustee a written notice that (a) states that it is delivered pursuant to this Section 5.07, (b) identifies the amount of each Note, notice in writing that identifies the portion of Notes and Limited Partnership Interests beneficially owned by the Property Manager or the Special Servicer or an Affiliate of the Property Manager or the Special Servicer, as applicable, and (c) describes in reasonable detail the action that the Property Manager or the Special Servicer, as the case may be, proposes to take. Upon receipt of such notice, the Issuer shall forward such notice to the holders of the Limited Partnership Interests. If, at any time, the holders of Notes representing greater than 50% of the Notes and holders of Limited Partnership Interests representing greater than 50% of the Limited Partnership Interests (calculated without regard to the Notes or Limited Partnership Interests beneficially owned by the Property Manager and its Affiliates or the Special Servicer and its Affiliates, as applicable) separately consent in writing to the proposal described in the related notices, and if the Property Manager or the Special Servicer shall act as proposed in the written notice, and if the Property Manager or the Special Servicer, as the case may be, takes action or omits to take action as proposed in such notices, such action or omission will be deemed to comply with the Servicing Standard. It is not the intent of the foregoing provision that the Property Manager or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

ARTICLE VI

SERVICER REPLACEMENT EVENTS

Section 6.01. Servicer Replacement Events.

(a) “Servicer Replacement Event,” wherever used herein with respect to the Property Manager or Special Servicer, means any one of the following events:

(i)

any failure by the Property Manager or the Special Servicer to remit moneys, as required under the Indenture or this Agreement, to the Collection Account, the Property Proceeds Retention Account, the Lease

Security Deposit Account or the Payment Account, any amount as and when required to be so remitted or advanced pursuant to the terms of this Agreement; or

(ii)	the Property Manager fails to make any Property Protection Advance, or fails to pay any Emergency Property Expense from funds on deposit in the Collection Account, in each case as required by the Indenture or this Agreement, which failure remains unremedied for four (4) Business Days; or

(iii)	any failure on the part of the Property Manager or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Property Manager or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Property Manager and the Special Servicer by any other party hereto or the Insurer; or

(iv)	any breach on the part of the Property Manager or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of the Issuer, the Noteholders or the Insurer; or

(v)	there shall have been commenced before a court or agency or supervisory authority having jurisdiction in the premises an involuntary proceeding against the Property Manager or the Special Servicer under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which action shall not have been dismissed for a period of 60 days; or

(vi)	the Property Manager or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(vii)	the Property Manager or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any action in furtherance of the foregoing; or

(viii)	either the Property Manager or the Special Servicer assigns any of its obligations to any third party other than as permitted under this Agreement or any other Transaction Document; or

(ix)	any financial covenants set forth in Section 2.05 hereto are breached; or

(x)	either the Property Manager or the Special Servicer fails to observe any reporting requirements, which failure remains unremedied for 15 days after (x) in the case of any report described in Section 3.12(c), any quarterly compliance statement described in Section 3.13, any annual independent public accountants’ reports described in Section 3.14, any Determination Date Report or any Special Servicer Report, the date such report is required to be delivered, or (y) in each other case, the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Property Manager or the Special Servicer, as applicable, by any other party hereto or the Insurer; or

(xi)	a material adverse change occurs with respect to the Property Manager or the Special Servicer, which remains unremedied for 30 days; or

(xii)	a Change of Control of CFS shall occur; or

(xiii)	the Issuer or the Indenture Trustee shall have received notice in writing from either Rating Agency that the continuation of the Property Manager or the Special Servicer in such capacity would result in a downgrade, qualification or withdrawal of any of the ratings then assigned by such Rating Agency to any Class of Notes, without giving effect to the Insurance Policy; or

(xiv)	the Average Cashflow Coverage Ratio is less than 1.15 to 1.0; or

(xv)	the Notes of any Class are not retired by the Scheduled Final Payment Date; or

(xvi)	a claim is made under the Insurance Policy.

When a single entity acts as Property Manager and Special Servicer, a Servicer Replacement Event in one capacity shall constitute a Servicer Replacement Event in each capacity; provided, however, that, subject to Section 6.01(b), the Indenture Trustee or the Insurer, as applicable, may at their option elect to terminate the Property Manager or the Special Servicer in one or the other capacity rather than both such capacities. Each of the Property Manager and the Special Servicer will notify the Indenture Trustee and the Insurer of the occurrence of a Servicer Replacement Event or an event that, with the giving of notice or the expiration of any cure period, or both, would constitute a Servicer Replacement Event promptly upon obtaining knowledge thereof.

(b) If any Servicer Replacement Event with respect to the Property Manager or the Special Servicer (in either case, for purposes of this Section 6.01(b), the “Defaulting Party”) shall occur and be continuing, then, and in each and every such case, so long as the Servicer Replacement Event shall not have been remedied, the Indenture Trustee (i) may, with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), and (ii) shall, at the direction of the Controlling Party, (x) cause the Defaulting Party to be replaced with a successor Property Manager and/or a successor Special Servicer, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto) and (y) terminate all of the rights and obligations accruing from and after such notice of the Defaulting Party under this Agreement and in and to the Collateral (other than as a holder of any Note or Limited Partnership Interest). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Issuer (other than as a holder of any Note or Limited Partnership Interest) or the Leases or Mortgaged Properties or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Leases, Mortgaged Properties and related documents, or otherwise. In addition, so long as no Insurer Default has occurred and is continuing, the Insurer may, with the consent of (i) so long as the then current Average Cashflow Coverage Ratio is not less than 1.15 to 1, the partners of the Issuer, and otherwise (ii) a majority of the Noteholders, remove and replace any successor Property Manager and/or successor Special Servicer, in the absence of any Servicer Replacement Event. Any such appointment of a successor Property Manager or Special Servicer will be subject to, among other things, (i) written confirmation from each Rating Agency that the appointment will not result in a downgrade, qualification or withdrawal of its then current rating assigned to the Notes, without giving effect to the Insurance Policy (and if required by any Rating Agency, delivery of an Opinion of Counsel that the assets of the Issuer would not be substantively consolidated with the assets of such successor Property Manager or Special Servicer, as applicable, in the event of the bankruptcy of such successor Property Manager or Special Servicer), and (ii) the written agreement of the successor Property Manager or Special Servicer to be bound by the terms and conditions of this Agreement, together with an Opinion of Counsel regarding the enforceability of such agreement. Subject to the foregoing, any person, including any holder of Notes or Limited Partnership Interests or any affiliate thereof, may be appointed as Property Manager or Special Servicer. Each of the Property Manager and the Special Servicer agrees that, if it is terminated pursuant to this Section 6.01(b), it shall promptly (and in any event not later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Indenture Trustee with all documents and records requested thereby to enable the Indenture Trustee to assume the functions of the Property Manager or Special Servicer hereunder, and shall cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Property Manager or Special Servicer hereunder, including the transfer within two (2) Business Days to the Indenture Trustee for administration by it of all cash amounts that shall at the time be or should have been credited by the Property Manager to the Collection Account or any Servicing Account (if it is the Defaulting Party) or thereafter be received by or on behalf of it with respect to any Lease or Mortgaged Property (provided, however, that the Property Manager and the Special Servicer each shall, if terminated pursuant to this Section 6.01(b), continue to be obligated for or entitled to pay or receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Property Protection Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 5.03 notwithstanding any such termination). In the event any Property Protection Advances made by the Property Manager or the Indenture Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Property Protection Advances and interest hereunder shall be applied first entirely to Property Protection Advances made by the Indenture Trustee (and the accrued and unpaid interest thereon) until such Property Protection Advances made by the Indenture Trustee (and the accrued and unpaid interest thereon) shall have been repaid in full and then to Property Protection Advances made by the Property Manager (and the accrued and unpaid interest thereon). Any costs or expenses in connection with any actions to be taken by the Property Manager or Special Servicer pursuant to this paragraph shall be borne by the Property Manager or Special Servicer, as the case made be, and to the extent not paid by such defaulting party, such expense shall be borne by the Issuer.

Section 6.02. Indenture Trustee to Act; Appointment of Successor.

On and after the time the Property Manager or the Special Servicer resigns pursuant to the first paragraph of Section 5.04 or receives a notice of termination pursuant to Section 6.01, the Indenture Trustee shall be the successor in all respects to the Property Manager or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Property Manager or the Special Servicer, as the case may be, by the terms and provisions hereof; provided, however, that the Indenture Trustee, or any other successor Property Manager that is not an Affiliate of CFS, shall not be subject to the obligations of the Property Manager under Section 4.01(a) to provide the certification with respect to the Issuer or the obligations of the Property Manager or the Special Servicer to comply with the financial covenants set forth in Section 2.05; provided, further, that any failure to perform such duties or responsibilities caused by the failure of the Property Manager or the Special Servicer to cooperate or to provide information or monies required by Section 6.01(b) shall not be considered a default by the Indenture Trustee hereunder. Neither the Indenture Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Indenture Trustee or any other successor be required to repurchase or substitute for any Lease or Mortgaged Property hereunder. As compensation therefore, the Indenture Trustee shall be entitled to all fees and other compensation that the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, promptly appoint, or petition a court of competent jurisdiction to appoint, any established commercial lease servicing institution as the successor to the Property Manager or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Property Manager or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointment will result in the downgrade, withdrawal or qualification of any rating assigned by any Rating Agency to the Notes without giving effect to the Insurance Policy (as confirmed in writing by each Rating Agency). No appointment of a successor to the Property Manager or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation, which shall accrue from the date of such appointment and assumption, of such successor out of payments on the Leases or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Issuer, the Indenture Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Section 6.03. Additional Remedies of the Issuer and the Indenture Trustee upon a Servicer Replacement Event.

During the continuance of any Servicer Replacement Event, so long as such Servicer Replacement Event shall not have been remedied, in addition to the rights specified in Section 6.01, the Issuer shall have the right, and the Indenture Trustee shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Insurer and the holders of the Limited Partnership Interests and the Notes (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Replacement Event.

ARTICLE VII

TRANSFERS AND EXCHANGES OF MORTGAGED PROPERTIES BY ISSUER; RELEASE OF MORTGAGED PROPERTIES BY ISSUER; CONTRIBUTION OF ADDITIONAL MORTGAGED PROPERTIES

Section 7.01. Exchange or Contribution of Mortgaged Properties Generally.

(a) In the event of any exchange of any Removed Mortgaged Property for any Qualified Substitute Mortgaged Property or the contribution of any Qualified Additional Mortgaged Property pursuant to this Agreement, the Property Manager shall deliver, or cause to be delivered, to the Indenture Trustee all documents as specified in the definition of “Lease File” in Section 1.01 with respect to each new Mortgaged Property within sixty (60) days after the date such Mortgaged Property is acquired by the Issuer. Monthly Lease Payments due with respect to Leases related to Qualified Substitute Mortgaged Properties or Qualified Additional Mortgaged

Properties in the month of exchange or contribution, respectively, shall not be part of the Collateral and will be retained by the Property Manager and remitted by the Property Manager to the applicable Cure Party, or other prior owner, on the next succeeding Payment Date. For the month of exchange, the Available Amount shall include the Monthly Lease Payment due on the Lease related to any Removed Mortgaged Property for such month and thereafter the Issuer or its designee shall be entitled to retain all amounts received in respect of such Removed Mortgaged Property. On or prior to the effective date of any such exchange or contribution, the Property Manager shall deliver to the Indenture Trustee and the Issuer an amended Mortgaged Property Schedule reflecting the addition to the Collateral of each new Mortgaged Property and the related Lease and, if applicable the removal from the Collateral of each Removed Mortgaged Property and the related Lease. Upon such exchange or contribution, each new Mortgaged Property shall be subject to the terms of this Agreement in all respects. The applicable Cure Party shall be deemed to have made representations and warranties with respect to each new Mortgaged Property, as of the date of exchange or contribution, substantially similar to those contained in Section 3.02 of the Sale and Contribution Agreement, with such exceptions as have been proposed by the Property Manager and approved by the Insurer, in its sole discretion. The Property Manager will give 20 days’ prior written notice to the Rating Agencies of any such exceptions.

(b) Upon receipt of an Officer’s Certificate from the Property Manager to the effect that all requirements with respect to any sale of a Removed Mortgaged Property or exchange of a Removed Mortgaged Property for a Qualified Substitute Mortgaged Property pursuant to this Agreement have been satisfied, which Officer’s Certificate shall be furnished by the Property Manager promptly after satisfaction of such requirements, the Indenture Trustee shall (i) release or cause to be released to the Property Manager or its designee the related Lease File for the Removed Mortgaged Property and (ii) execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the Property Manager and are reasonably necessary to release any Mortgage or other lien or security interest in such Removed Mortgaged Property or the related Lease. In connection with any such release of a Mortgaged Property related to a Specially Serviced Lease, the Special Servicer shall deliver the related Servicing File to the Property Manager or its designee.

Section 7.02. Tenant Purchase Options; Third Party Purchase Options.

(a) Subject to Sections 7.06 and 7.07, in the event any Tenant authorized to do so exercises a Tenant Purchase Option in accordance with the terms of the applicable Lease, the Tenant Purchase Price paid by such Tenant, up to 125% of the Allocated Loan Amount of such Mortgaged Property, shall be deposited into the Collection Account or the Property Proceeds Retention Account, at the direction of the Property Manager, and upon receipt of an Officer’s Certificate from the Property Manager to the effect that such deposit has been made (which the Property Manager shall deliver to the Indenture Trustee and the Issuer promptly after such deposit is made), the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to release the related Mortgage or any other lien on or security interest in such Mortgaged Property (each, a “Tenant Option Mortgaged Property”). Each of the Issuer and the Property Manager hereby covenant and agree that they shall not solicit any Tenant to exercise any Tenant Purchase Option.

(b) Subject to Sections 7.06 and 7.07, in the event any third party authorized to do so exercises a Third Party Purchase Option in accordance with the terms of the applicable Lease, the Third Party Purchase Price paid by such third party, up to 125% of the Allocated Loan Amount of such Mortgaged Property, shall be deposited into the Collection Account or the Property Proceeds Retention Account, at the direction of the Property Manager, and upon receipt of an Officer’s Certificate from the Property Manager to the effect that such deposit has been made (which the Property Manager shall deliver to the Indenture Trustee and the Issuer promptly after such deposit is made), the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Property Manager and are reasonably necessary to release the related Mortgage or any other lien on or security interest in such Mortgaged Property (each, a “Third Party Option Mortgaged Property”). Each of the Issuer and the Property Manager hereby covenant and agree that they shall not solicit any Person to exercise any Third Party Purchase Option.

Section 7.03. Transfer of Lease to New Mortgaged Property.

Subject to Sections 7.06 and 7.07, in the event a Tenant under a Lease requests that such Lease be modified to apply to a property other than the related Mortgaged Property or substituted for a Lease on a different property owned by such Tenant or an Affiliate of the Parent on which a restaurant of the same or another Concept is located, the Issuer shall not consent to such modification or substitution unless the new Mortgaged Property is a Qualified Substitute Mortgaged Property and is approved by the Property Manager. In such event, the substitute property will be acquired by the Issuer from such Tenant or Affiliate of the Parent in exchange for the original Mortgaged Property (each such original Mortgaged Property, a “Lease Transfer Mortgaged Property”) and such substitute property will be mortgaged to the Indenture Trustee. Upon the Indenture Trustee’s receipt of an Officer’s Certificate from the Property Manager to the effect that such modification or substitution has been completed in accordance with the terms hereof (which shall include a certification that the Issuer has executed and delivered a Mortgage with respect thereto to the Indenture Trustee), the Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the Issuer and are reasonably necessary to release any lien or security interest in the Lease Transfer Mortgaged Property, whereupon such Lease Transfer Mortgaged Property may be sold, transferred or otherwise disposed of by the Issuer, free and clear of the lien of the Indenture and any Mortgage. Any proceeds of such sale, transfer or other disposition shall not constitute part of the Collateral and shall not be deposited in the Collection Account or the Property Proceeds Retention Account. Any Lease given in substitution for the original Lease as provided above shall (i) have the same Monthly Lease Payment and other terms as the original Lease (other than any such modifications that would otherwise be permitted pursuant to Section 3.19) and (ii) not be treated as a new Lease but instead shall be treated as a modification of the original Lease for all purposes of this Agreement.

Section 7.04. Released Delinquent/Defaulted Mortgaged Properties; Released Underperforming Mortgaged Properties; Released Other Mortgaged Properties

(a) Subject to Sections 7.06 and 7.07, to the extent any Mortgaged Property that is the subject of a Defaulted Lease or a Delinquent Lease has not already been sold or re-leased pursuant to the terms hereof, such Mortgaged Property may, at the direction of the Property Manager or Special Servicer, be (1) purchased by the Property Manager or Special Servicer, or an Affiliate thereof, for cash in an amount equal to the greater of (x) the Fair Market Value for such Mortgaged Property or (y) the Payoff Amount of such Mortgaged Property as of the Closing Date, and/or (2) substituted for one or more Qualified Substitute Mortgaged Properties owned by the Property Manager or Special Servicer or any Affiliate thereof (each such sold or substituted Mortgaged Property, a “Released Delinquent/Defaulted Mortgaged Property”); provided, that the aggregate Appraised Value of all Released Delinquent/Defaulted Mortgaged Properties and all Released Underperforming Mortgaged Properties (other than those sold to third parties unaffiliated with the Parent) does not exceed, (i) in any one year, 10% of the Aggregate Cut-off Date Appraised Value or (ii) over the term of the Notes, 25% of the Aggregate Cut-off Date Appraised Value; and provided further that no Early Amortization Event has occurred and is continuing or would occur as a result of such purchase or substitution. Notwithstanding the foregoing, the Property Manager shall not exercise its option to sell any Mortgaged Property under this Section 7.04(a) except after a reasonable, good faith determination that the relevant Defaulted Lease or Delinquent Lease and the related Mortgaged Property can be serviced to a maximum recovery if such servicing is not subject to the limitations set forth in this Agreement or the Indenture.

(b) Subject to Sections 7.06 and 7.07, if either (i) a Tenant notifies the Property Manager that it does not intend to renew a Lease at the end of the term thereof, (ii) the Rent-to-Sales Ratio with respect to such Lease is greater than or equal to 10% in the case of any quick-service restaurant or 14% for any casual dining restaurant, or (iii) the FCCR with respect to such Tenant is less than 1.1 to 1, and in each case (x) the Property Manager determines that the value of the related Mortgaged Property would be materially increased by redevelopment as a different Concept (or for any other use), (y) such redevelopment or other use is not otherwise permitted by the terms of this Agreement or the Indenture and (z) unless it is being sold to a third party unaffiliated with the Parent the Tenant has agreed to such redevelopment (either by agreeing to the termination of the Lease or otherwise), then the Property Manager, on behalf of the Issuer, may either, (1) sell such Mortgaged Property and Lease to the Parent (or an Affiliate of the Parent) or any unrelated third party for cash in an amount equal to the greater of the Fair Market Value (at the time of such sale) and the Payoff Amount of such Mortgaged Property, and/or (2) exchange such Mortgaged Property and Lease with the Parent (or an Affiliate of the Parent) or any unrelated third party for one or more Qualified Substitute Mortgaged Properties; and in each case have such Mortgaged Property released from the lien of the Indenture (each such sold, substituted or exchanged Mortgaged Property, a “Released Underperforming Mortgaged Property”); provided that the aggregate Appraised Value of all Released Underperforming Mortgaged Properties (in each case, other than those sold to third parties unaffiliated with the Parent) and all Released Delinquent/Defaulted Mortgaged Properties so released does not exceed, (i) in any one year, 10% of the Aggregate Cut-off Date Appraised Value or (ii) over the term of the Notes, 25% of the Aggregate Cut-off Date Appraised Value;

provided, further, that the Aggregate Appraised Value of all Released Underperforming Mortgaged Properties (including those sold to third parties unaffiliated with the Parent) so released does not exceed, (i) in any one year, 10% of the Aggregate Cut-off Date Appraisal Value or (ii) over the term of the Notes, 25% of the Aggregate Cut-off Date Appraised Value; and provided further that no Early Amortization Event has occurred and is continuing or would occur as a result of such sale or exchange.

(c) The Property Manager will review each Lease when the remaining term of such Lease is less than ten years, such review to include the credit quality of the related Tenant, the terms of the Lease, and such other factors as the Property Manager deems relevant. If, based on such review, the Property Manager determines, in accordance with the Servicing Standard, that it is in the best interest of the Issuer, the Insurer and the Noteholders to sell such Lease and the related Mortgaged Property (each such released Mortgaged Property, a “Released Other Mortgaged Property”) to an unrelated third party, then, subject to Sections 7.06 and 7.07, the Issuer may (i) sell such Lease and Mortgaged Property for cash and/or (ii) exchange such Mortgaged Property for one or more Qualified Substitute Mortgaged Properties, in each case in an arm’s length transaction for a purchase price not less than the greater of (x) the Fair Market Value of such Mortgaged Property or (y) 125% of the Allocated Loan Amount of such Mortgaged Property.

(d) If the Property Manager determines that any sale or exchange of any Mortgaged Property described in this Section 7.04 would be preferable through the Parent (or any Affiliate of the Parent), such sale or exchange may be effected through the Parent or such affiliate if (i) the transfer to the Parent or such Affiliate occurs substantially contemporaneously with the transfer to a third party, and (ii) the purchase price (whether in cash or the current Appraised Value of Qualified Substitute Property) paid to the Issuer is the same price paid by such third party purchaser to the Parent (or such Affiliate), net of transaction costs incurred in connection with such sale or exchange. Any such sale or exchange shall be deemed for all purposes hereof to have occurred between the Issuer and such third party and not the Parent or such Affiliate.

Section 7.05. Insurer’s Right to Purchase Mortgaged Properties.

Subject to Sections 7.06 and 7.07, to the extent any Mortgaged Property that is the subject of a Defaulted Lease has not already been sold or re-leased pursuant to the terms hereof, the Insurer may at its option purchase from the Issuer, free and clear of the lien of the Indenture and the related Mortgage, any Mortgaged Property leased under any Defaulted Lease (each such released Mortgaged Property, an “Insurer Purchased Mortgaged Property”), for an amount equal to the Payoff Amount, provided that such amount equals or exceeds the Fair Market Value of such Mortgaged Property. The purchase price for any such Mortgaged Property purchased under this paragraph (c) shall be deposited into the Property Proceeds Retention Account, or the Collection Account, at the direction of the Property Manager and upon receipt of an Officer’s Certificate from the Property Manager to the effect that such deposit has been made (which the Property Manager shall deliver to the Indenture Trustee and the Issuer promptly after such deposit is made), the Indenture Trustee shall release or cause to be released to the Person effecting such purchase the related Lease File and each of the Issuer and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Insurer or its designee the ownership of such Mortgaged Property. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Person effecting such purchase.

Section 7.06. Consent of Insurer to Release of Mortgaged Properties.

Notwithstanding any contrary provision of the Indenture or this Agreement, without the consent of the Insurer, in its sole discretion, and 20 days’ prior written notice to the Rating Agencies, the Issuer will not consent to the release of any Mortgaged Property (other than Repurchased Mortgaged Properties or Released Delinquent/Defaulted Mortgaged Properties), whether in connection with a sale, substitution or exchange, from the lien of the Indenture if the aggregate Appraised Value of all Removed Mortgaged Properties (excluding Repurchased Mortgaged Properties and Released Delinquent/Defaulted Mortgaged Properties) after giving effect to such release would exceed 7.5% of the Aggregate Cut-off Date Appraised Value.

Section 7.07. Issuer’s Right to Hold Sale Proceeds.

(a) If the Issuer receives any cash in consideration of the sale of any Repurchased Mortgaged Property, Tenant Option Mortgaged Property, Third Party Option Mortgaged Property, Released Delinquent/Defaulted Mortgaged Property, Released Underperforming Mortgaged Property or Released Other Mortgaged Property, the Issuer may either (i) apply such cash as set forth in clause (b) below or (ii) subject to clause (c) below, retain such cash in the Property Proceeds Retention Account for a period not to exceed 6 months during which period the Issuer may, at the Property Manager’s direction, pay such cash to unrelated third parties as the acquisition price for one or more Qualified Substitute Mortgaged Properties.

(b) If and to the extent that the Issuer has not paid the cash proceeds of any Removed Mortgaged Property deposited pursuant to clause (a) above in consideration for one or more Qualified Substitute Mortgaged Properties at the end of the 6 month period commencing on the date of such deposit, or prior thereto at the option of the Property Manager, that portion of such cash up to 125% of the Allocated Loan Amount with respect to such Removed Mortgaged Property will be transferred by the Property Manager to the Collection Account and will constitute “Unscheduled Proceeds” under the Indenture. Any cash proceeds in excess of 125% of the Allocated Loan Amount with respect to such Removed Mortgaged Property shall constitute a Purchase Premium and will be transferred by the Property Manager to an account designated by the Issuer, so long as no Early Amortization Event has occurred and is continuing.

(c) Upon the occurrence of any Early Amortization Event, the Property Manager will promptly transfer all amounts in the Property Proceeds Retention Account to the Collection Account. So long as any Early Amortization Event has occurred and is continuing, proceeds of all Removed Mortgaged Properties will be deposited directly into the Collection Account.

Section 7.08. Contribution of Additional Mortgaged Properties.

The Limited Partners of the Issuer may from time to time contribute Qualified Additional Mortgaged Properties to the Issuer with the consent of the Property Manager;

provided, however, (i) such Limited Partners and the Issuer must each be solvent at the time of such contribution, (ii) no more than two (2) such contributions may be made in any twelve-month period, (iii) the Appraised Value of such Mortgaged Property, when added to the aggregate Appraised Value of all Mortgaged Properties contributed to the Issuer by the Limited Partners, shall not exceed an amount equal to 10% of the Aggregate Cut-off Date Appraised Value, and (iv) without the consent of the Insurer, in its sole discretion, and 20 days’ prior written notice to the Rating Agencies, after giving effect to such proposed contribution, either (x) no Property Concentration will exceed the applicable Maximum Property Concentration, or (y) if any Property Concentration on the date of such contribution exceeds the related Maximum Property Concentration, such Property Concentration will be reduced or remain unchanged after giving effect to such contribution. Upon such contribution, such Qualified Additional Mortgaged Property shall be subject to the terms of this Agreement in all respects, and the Property Manager shall be deemed to have made the representations and warranties, as of the date of such contribution (rather than as of the Effective Date or the Indenture Closing Date, as set forth therein) with respect to such Qualified Additional Mortgaged Property, contained in the Sale and Contribution Agreement, except to the extent the Insurer, in its sole discretion, otherwise consents to any modification of such representations and warranties and 20 days’ prior written notice is given to the Rating Agencies.

ARTICLE VIII

TERMINATION

Section 8.01. Termination Upon Repurchase or Liquidation of All Mortgaged Properties or Discharge of Indenture.

(a) Subject to the right, if any, of the Property Manager to retain the servicing of any remaining Leases and Mortgaged Properties, the respective obligations and responsibilities under this Agreement of the Property Manager, the Special Servicer, the Issuer and the Indenture Trustee shall terminate upon the remittance by the Property Manager to the Indenture Trustee, for deposit in the Payment Account under the Indenture, of all amounts held by or on behalf of the Property Manager and required hereunder to be so remitted on the Remittance Date following the earliest to occur of (i) the purchase by the Majority Holder of the Limited Partnership Interests or the Property Manager of all Mortgaged Properties remaining in the Collateral pursuant to Section 8.01(b) and (ii) the satisfaction of the indebtedness evidenced by the Notes, the payment of all amounts due to the Insurer, the discharge of the lien of the Indenture and the Mortgages and the termination of the Issuer in accordance with the provisions of the Indenture and the Limited Partnership Agreement.

(b) The Majority Holder of the Limited Partnership Interests (and, so long as the Majority Holder has not done so, the Property Manager) may at its option elect to purchase all of the Mortgaged Properties and Leases remaining in the Collateral at a price equal to the greater of (i) the Payoff Amount for all such Leases (plus all amounts then due to the Insurer) and (ii) the aggregate Fair Market Value of such Mortgaged Properties, by giving written notice to the other parties hereto and the Insurer not later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Appraised Value of all remaining Mortgaged

Properties is less than or equal to 10% of the Aggregate Cut-off Date Appraised Value. In the event such option is exercised, the Majority Holder of the Limited Partnership Interests or the Property Manager, as the case may be, shall remit such purchase price, in immediately available funds, into the Collection Account not later than the Remittance Date relating to the Payment Date on which the final payment on the Notes and the Limited Partnership Interests is to occur. In addition, the Property Manager shall remit to the Indenture Trustee for deposit into the Payment Account under the Indenture, and shall otherwise pay, all amounts required to be remitted or paid by the Property Manager on such Remittance Date from the Collection Account pursuant to Section 3.04(b) and Section 3.04(c). Upon confirmation that such final deposit has been made and the receipt of an Officer’s Certificate from the Property Manager to the effect that all such other amounts have been paid, and provided that the Insurance Policy has been terminated, the Indenture Trustee shall release or cause to be released to such Majority Holder (or the Property Manager, as the case may be) the Lease Files for the remaining Mortgaged Properties and Leases and the Issuer and the Indenture Trustee shall execute all assignments, endorsements and other instruments furnished to it by such Majority Holder (or the Property Manager, as the case may be) in each case without recourse, as shall be necessary to effectuate transfer of the Mortgaged Properties and Leases to such Majority Holder or its designee (or the Property Manager or its designee, as the case may be).

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment.

Subject to the provisions of the Indenture and the Limited Partnership Agreement governing amendments, supplements and other modifications to this Agreement, this Agreement may be amended by the parties hereto from time to time but only by the mutual written agreement signed by the parties hereto with the prior written consent of the Insurer and 20 days’ prior written notice to the Rating Agencies. The Property Manager shall furnish to each party hereto and to the Issuer a fully executed counterpart of each amendment to this Agreement.

Section 9.02. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

Section 9.03. GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04. Notices.

All notices, requests and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to:

(a) in the case of the Property Manager and the Special Servicer, CNL Financial Services, LP, 450 South Orange Avenue, Orlando, Florida 32801, Attention: Vice President of Servicing, facsimile number: 407-422-2933;

(b) in the case of the Issuer, Net Lease Funding 2005, LP, 450 South Orange Avenue, Orlando, Florida 32801, Attention: Treasurer, facsimile number: 407-540-2103;

(c) in the case of the Indenture Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS), Net Lease Funding 2005, facsimile number: 410-715-2380;

(d) in the case of the Insurer, at its address for notices specified in the Indenture;

(e) in the case of any Originator, at its address for notices specified in the Sale and Contribution Agreement; provided, however, that any notice required to be given hereunder to any Originator which has ceased to exist as a legal entity for any reason may be given directly to the Support Provider;

(f) in the case of the Support Provider, at its address for notices specified in the Performance Undertaking;

(g) in the case of Moody’s, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Asset-Backed Monitoring, facsimile number: 212-553-1350; and

(h) in the case of S&P, Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10004, Attention: Asset-Backed Surveillance Department, facsimile number: 212-438-2435;

or, as to each such Person, to such other address and facsimile number as shall be designated by such Person in a written notice to parties hereto. Any notice required or permitted to be delivered to a holder of Limited Partnership Interests or Notes shall be deemed to have been duly given if mailed by first class mail, postage prepaid, at the address of such holder as shown in the register maintained for such purposes under the Limited Partnership Agreement and the Indenture, respectively. Any notice so mailed within the time prescribed in this Agreement shall conclusively be presumed to have been duly given, whether or not such holder receives such notice.

Section 9.05. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.06. Effect of Headings and Table of Contents.

The article and section headings and the table of contents herein are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

Section 9.07. Notices to Insurer and Rating Agencies.

(a) The Indenture Trustee shall promptly provide notice to the Insurer and the Rating Agencies with respect to each of the following of which the Indenture Trustee has actual knowledge:

(i)	the occurrence of any Servicer Replacement Event that has not been cured; and

(ii)	the resignation or termination of the Property Manager or the Special Servicer and the appointment of a successor.

(b) The Property Manager shall promptly provide notice to the Insurer and the Rating Agencies with respect to each of the following of which it has actual knowledge:

(i)	the resignation or removal of the Indenture Trustee and the appointment of a successor;

(ii)	any change in the location of the Collection Account, the Lease Security Deposit Account or the Property Proceeds Retention Account;

(iii)	any change in the identity of the Tenants; and

(iv)	any addition, substitution, exchange or removal of a Mortgaged Property from the Collateral.

(c) Each of the Property Manager and the Special Servicer, as the case may be, shall furnish each Rating Agency and the Insurer such information with respect to the Leases and Mortgaged Properties as such Rating Agency or the Insurer shall reasonably request and that the Property Manager or the Special Servicer, as the case may be, can reasonably provide.

(d) Each of the Property Manager and the Special Servicer, as the case may be, shall promptly furnish the Insurer with copies of the following items:

(i)	each of its quarterly statements as to compliance described in Section 3.13;

(ii)	each of its annual independent public accountants’ servicing reports described in Section 3.14; and

(iii)	each report prepared by it pursuant to Section 3.12 or Section 4.01.

(e) Any Officer’s Certificate, Opinion of Counsel, report, notice, request or other material communication prepared by the Property Manager, the Special Servicer, the Issuer GP on behalf of the Issuer or the Indenture Trustee, or caused to be so prepared, for dissemination to any of the parties to this Agreement or any holder of Notes or Limited Partnership Interests shall also be concurrently forwarded by such Person to CFS, the Issuer, the Initial Purchasers and the Insurer to the extent not otherwise required to be so forwarded.

Section 9.08. Successors and Assigns: Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Issuer, the Insurer and the holders of the Notes. No other person, including any Tenant, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement. The Insurer is an intended third party beneficiary of this Agreement and will have the right to enforce this Agreement as if it were a party hereto.

Section 9.09. Complete Agreement.

This Agreement embodies the complete agreement among the parties with respect to the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 8.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 9.10. Certain Rights of Insurer; Insurer Default.

(a) If an Insurer Default has occurred and is continuing, any provision giving the Insurer the right to direct, appoint or consent to, approve of, or take any action (or waive any right to take action) under this Agreement, shall be inoperative; provided, however, that upon the cure of any such Insurer Default, such rights shall be reinstated.

(b) So long as no Insurer Default shall have occurred and be continuing, the Insurer shall have the right to exercise all voting and consent rights otherwise granted to the Noteholders in this Agreement and any other Transaction Document, subject to Section 8.02 of the Indenture.

Section 9.11. Consent to Jurisdiction

Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

Section 9.12. No Proceedings.

Each of the Property Manager and the Special Servicer hereby agrees that it shall not institute against, or join any other person or entity in instituting against, the Issuer or Net Lease Funding 2005, LLC, its general partner, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law (including the U.S. Bankruptcy Code), for one year and a day after the last Note issued by the Issuer is paid in full. The agreements in this paragraph shall survive termination of this Agreement.

Section 9.13. Amendment and Restatement.

This Agreement amends, restates and supersedes in its entirety the Original Agreement and shall not constitute a novation thereof. It is the intent of each of the parties hereto that all references to the Original Agreement in any Transaction Document to which such party is party as such and which becomes or remains effective on or after the date hereof shall be deemed to mean and be references to this Agreement.

IN WITNESS WHEREOF, the Issuer, the Property Manager and Special Servicer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

NET LEASE FUNDING 2005, LP, as Issuer

By:	NET LEASE FUNDING 2005, LLC,
its General Partner

By:
Name:
Title:

CNL FINANCIAL SERVICES, LP,
as Property Manager and Special Servicer

By:	CNL FINANCIAL SERVICES GP CORP., its general partner

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Indenture Trustee

By:
Authorized Signatory

Signature Page to

Amended and Restated Property Management and Lease Servicing Agreement

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the          day of                     , 2005, before me, a notary public in and for said State, personally appeared                                 , known to me to be the                                  of NET LEASE FUNDING 2005, LLC, one of the entities that executed the within instrument as general partner of NET LEASE FUNDING 2005, LP, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the          day of                     , 2005, before me, a notary public in and for said State, personally appeared                                 , known to me to be the                                  of CNL FINANCIAL SERVICES GP CORP., one of the entities that executed the within instrument as general partner of CNL FINANCIAL SERVICES, LP, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the          day of                     , 2005, before me, a notary public in and for said State, personally appeared                                 , known to me to be a                                 of WELLS FARGO BANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A

MORTGAGED PROPERTY SCHEDULE

EXHIBIT B

FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

[Date]

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS), Net Lease Funding 2005

Net Lease Funding 2005, LP

450 South Orange Avenue

Orlando, Florida 32801

Re:         Triple Net Lease Mortgage Notes, Series 2005

In connection with the administration of the Lease Files held by or on behalf of you as trustee under that certain Amended and Restated Property Management and Lease Servicing Agreement, dated as of March 4, 2005 (the “Property Management Agreement”), among Net Lease Funding 2005, LP, as issuer (the “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”) the undersigned as Property Manager hereby requests a release of the Lease File (or the portion thereof specified below) held by or on behalf of the Indenture Trustee with respect to the following described Lease for the reason indicated below.

Tenant’s Name:

Address:

Lease No.:

If only particular documents in the Lease File are requested, please specify which:

Reason for requesting Lease File (or portion thereof):

                     1.   Lease paid in full and terminated.

The undersigned hereby certifies that all amounts received in connection with the Lease that are required to be deposited in the Collection Account pursuant to the Property Management Agreement, have been or will be so deposited.

                     2.   Other. (Describe)

The undersigned acknowledges that the above Lease File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property

B-1

Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Lease has become a Liquidated Lease, in which case the Lease File (or such portion thereof) will be retained by us permanently.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

CNL FINANCIAL SERVICES, LP
as Property Manager

By:	CNL FINANCIAL SERVICES GP CORP., its general partner

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

[Date]

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS), Net Lease Funding 2005

Net Lease Funding 2005, LP

450 South Orange Avenue

Orlando, Florida 32801

Re:     Triple Net Lease Mortgage Notes, Series 2005

In connection with the administration of the Lease Files held by or on behalf of you as trustee under that certain Amended and Restated Property Management and Lease Servicing Agreement, dated as of March 4, 2005 (the “Property Management Agreement”), among Net Lease Funding 2005, LP, as issuer (the “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”), the undersigned as Property Manager hereby requests a release of the Lease File (or the portion thereof specified below) held by or on behalf of the Indenture Trustee with respect to the following described Lease for the reason indicated below.

Tenant’s Name:

Address:

Loan No.:

If only particular documents in the Lease File are requested, please specify which:

Reason for requesting Lease File (or portion thereof):

                           1.       The Tenant is being evicted.

                           2.       Other. (Describe)

The undersigned acknowledges that the above Lease File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless (i) the Tenant is being evicted, in which case the Lease File (or such portion thereof) will be returned when no longer required by us for such purpose, or (ii) we deliver to the Indenture Trustee an Officer’s Certificate stating that the Lease has become a Liquidated Lease and all amounts received or to be received in connection with such liquidation

C-1

that are required to be deposited into the Property Proceeds Retention Account or the Collection Account pursuant to Section 3.04(a) have been or will be so deposited.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

CNL FINANCIAL SERVICES, LP, as Special Servicer

By:	CNL FINANCIAL SERVICES GP CORP., its general partner

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF LIMITED POWERS OF ATTORNEY

FROM ISSUER OR INDENTURE TRUSTEE

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to that certain Amended and Restated Property Management and Lease Servicing Agreement, dated as of March 4, 2005 (the “Agreement”), among NET LEASE FUNDING 2005, LP, as Issuer (the “Issuer”), CNL Financial Services, LP, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”), WELLS FARGO BANK, N.A., as indenture trustee (the “Indenture Trustee”), the [Property Manager] [Special Servicer] (hereafter, the “Servicer”) administers and services certain “Mortgaged Properties” and “Leases” as such terms are defined in the Agreement, in accordance with the terms of the Agreement and such Leases, and,

WHEREAS, pursuant to the terms of the Agreement, the Servicer is granted certain powers, responsibilities and authority in connection with its servicing and administration subject to the terms of the Agreement; and

WHEREAS, the [Issuer] [Indenture Trustee] (hereafter, the “Grantor”) has been requested by the Servicer pursuant to the Agreement to grant this Limited Power of Attorney to the Servicer to enable it to execute and deliver, on behalf of the Grantor, certain documents and instruments related to the Mortgaged Properties and Leases, thereby empowering the Servicer to take such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the Agreement.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

The Grantor does make, constitute and appoint CNL Financial Services, LP, a Delaware limited partnership, its true and lawful agent and attorney in fact with respect to the Mortgaged Properties and Leases held by the Grantor, in its name, place and stead, to (A) prepare, execute and deliver: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the validity, enforceability, perfection and priority of the Grantor’s interest in any real property (collectively, the “Mortgaged Property”) and any Lease with respect to any Mortgaged Property; (ii) subject to the provisions of the Agreement, any and all modifications, waivers, consents, assumptions, amendments or subordinations with respect to a Lease or documents relating thereto; and (iii) any and all instruments necessary or appropriate for the eviction of any Tenant under a Lease serviced by the Servicer and consistent with the authority granted by the Agreement; and (B) to take any and all actions on behalf of the Grantor in connection with maintaining and defending the enforceability of any such Lease obligation, including but not limited to the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Lease obligation in accordance with the terms of the Agreement.

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Servicer as the Grantor’s attorney in fact of full power and authority with respect to the Leases and Mortgaged Properties to execute and deliver any such documents, instrument or other writing as fully, in all intents and purposes, as Grantor might or could do if personally present. The Grantor hereby ratifies and confirms whatsoever such attorney in fact shall and may do by virtue hereof, and the Grantor agrees and represents to those dealing with such attorney in fact that they may rely upon this power of attorney until termination of the power of attorney under the provisions of Article III below. As between the Grantor and the Servicer, the Servicer may not exercise any right, authority or power granted by this instrument in a manner that would violate the terms of the Agreement or the servicing standard imposed on the Servicer by the Agreement, but any and all third parties dealing with Servicer as the Grantor’s attorney in fact may rely completely, unconditionally and conclusively on the Servicer’s authority and need not make inquiry about whether the Servicer is acting pursuant to the Agreement or such standard. Any trustee, title company or other third party may rely upon a written statement by the Servicer that any particular lease or property in question is subject to and included under this power of attorney and the Agreement.

ARTICLE II

An act or thing lawfully done hereunder by the Servicer shall be binding on the Grantor and the Grantor’s successor and assigns.

ARTICLE III

This power of attorney shall continue in full force and effect from the date hereof until the earliest occurrence of any of the following events, unless sooner revoked in writing by the Grantor:

(i)	the suspension or termination of this limited power of attorney by the Grantor;

(ii)	the transfer of the Servicer’s servicing rights and obligations as the [Property Manager] [Special Servicer] under the Agreement from the Servicer to another servicer;

(iii)	the appointment of a receiver or conservator with respect to the business of the Servicer;

(iv)	the filing of a voluntary or involuntary petition in bankruptcy by or against the Servicer; or

(v)	the occurrence of a Servicer Replacement Event.

Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of the Grantor or the Servicer thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of the      day of                     ,         .

[NET LEASE FUNDING 2005, LP, as Issuer under that certain Amended and Restated Property Management and Lease Servicing Agreement dated as of March 4, 2005

By:	NET LEASE FUNDING 2005, LLC, its General Partner

By:
Name:
Title:]

[WELLS FARGO BANK, N.A., as Indenture Trustee under that certain Amended and Restated Property Management and Lease Servicing Agreement dated as of March 4, 2005

By:
Name:
Title:]

STATE OF	)
) ss.:
COUNTY OF	)

On the          day of                     ,                     , before me, a notary public in and for said State, personally appeared                                 , known to me to be a                                  of [NET LEASE FUNDING 2005, LLC] [WELLS FARGO BANK, N.A.], one of the entities that executed the within instrument [as general partner of NET LEASE FUNDING 2005, LP], and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT E

CALCULATION OF FIXED CHARGE COVERAGE RATIOS

1.	Adjusted EBITDAR: As to any Tenant (including any Guarantor), an amount equal to the sum of (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) all non-recurring expenses, (v) specifically documented discretionary management fees, and (vi) all operating lease or rent expense less (vii) all non-recurring income;

2.	Fixed Charges: As to any Obligor (including any Guarantor), an amount equal to the sum of (i) all operating lease or rent expenses, (ii) interest, and (iii) scheduled principal payments on indebtedness, in each case for the period of time as to which such figure is presented; and

3.	FCCR: Adjusted EBITDAR/Fixed Charges.

Or in summarized Form

(EBITDA + Management Fees + Rent)/ ( Rent + Principal + Interest)